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                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


                            DATED SEPTEMBER 22, 1999


                                  BY AND AMONG

                      RUSH TRUCK CENTERS OF ARIZONA, INC.

                           SOUTHWEST PETERBILT, INC.

             SOUTHWEST TRUCK CENTER, INC. d/b/a SOUTHWEST PETERBILT

                                      AND

                              EDWARD DONAHUE, SR.



                             COVERING THE PURCHASE
                             OF SPECIFIED ASSETS OF

                           SOUTHWEST PETERBILT, INC.

                                      AND

                          SOUTHWEST TRUCK CENTER, INC.

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                               TABLE OF CONTENTS


1.       GENERAL DEFINITIONS.................................................1
         1.1      Affiliate..................................................1
         1.2      Article....................................................2
         1.3      Assets.....................................................2
         1.4      Balance Sheet Date.........................................2
         1.5      Best Knowledge.............................................2
         1.6      Bonus Payment..............................................2
         1.7      Chandler Assignment........................................2
         1.8      Chandler Landlord..........................................2
         1.9      Chandler Lease.............................................2
         1.10     Closing....................................................2
         1.11     Closing Date...............................................2
         1.12     Closing Price..............................................2
         1.13     Commission. ...............................................2
         1.14     Common Stock...............................................2
         1.15     Contracts..................................................2
         1.16     Control....................................................3
         1.17     Dealer Cost................................................3
         1.18     Deposits...................................................3
         1.19     DI Investment..............................................3
         1.20     Disclosure Schedule........................................3
         1.21     ERISA......................................................3
         1.22     Exchange Act...............................................3
         1.23     Excluded Assets............................................3
         1.24     Flagstaff Assignment.......................................3
         1.25     Flagstaff Landlord.........................................3
         1.26     Flagstaff Lease............................................3
         1.27     GMC........................................................3
         1.28     GMC Excluded Assets........................................4
         1.29     GMC Operating Agreement....................................4
         1.30     Governmental Returns.......................................4
         1.31     Governmental Authority.....................................4
         1.32     Governmental Requirement...................................4
         1.33     HSR Act....................................................4
         1.34     Lease Documents............................................4
         1.35     New Contracts..............................................4
         1.36     New Mexico Peterbilt.......................................4
         1.37     New Mexico Purchase Agreement..............................4
         1.38     Non-Shareholder Employment Agreements......................4


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
         1.39     Person.....................................................5
         1.42     Purchase Price.............................................5
         1.43     Purchaser Claims...........................................5
         1.44     Purchaser Damages..........................................5
         1.45     Purchaser Environmental Liabilities........................5
         1.46     Purchaser Indemnified Parties..............................5
         1.47     Reference Balance Sheet....................................5
         1.48     Registration Rights Agreements.............................5
         1.50     Rush.......................................................5
         1.51     Schedule...................................................5
         1.53     SEC Documents..............................................6
         1.54     Section....................................................6
         1.55     Securities.................................................6
         1.56     Securities Act.............................................6
         1.57     Securities Laws............................................6
         1.59     Seller Claims..............................................6
         1.60     Seller Damages.............................................6
         1.61     Seller Environmental Liabilities...........................6
         1.62     Seller Indemnified Parties.................................6
         1.63     Seller Indemnifying Parties................................6
         1.65     Southwest Peterbilt Bonus Payment..........................6
         1.66     Southwest Peterbilt Fair Market Value Warrant..............6
         1.67     Southwest Peterbilt Purchase Price.........................7
         1.68     Southwest Peterbilt Stock Consideration....................7
         1.69     Southwest Peterbilt Underwater Warrant.....................7
         1.70     Southwest Peterbilt Warrant Stock..........................7
         1.71     Southwest Truck Center Bonus Payment.......................7
         1.72     Southwest Truck Center Fair Market Value Warrant...........7
         1.73     Southwest Truck Center Purchase Price......................7
         1.74     Southwest Truck Center Stock Consideration.................7
         1.75     Southwest Truck Center Underwater Warrant..................7
         1.76     Southwest Truck Center Warrant Stock.......................7
         1.77     Stock Consideration........................................7
         1.78     Subsidiary.................................................7
         1.79     Taxes......................................................8
         1.80     Territory..................................................8
         1.81     Tucson Dealership Property.................................8
         1.82     Tucson Landlord............................................8
         1.83     Tucson Landlord Purchase Agreement.........................8
         1.84     Tucson Lease...............................................8
         1.85     Tucson Property............................................8
         1.86     Tucson Purchase Agreement..................................8
         1.87     Tucson Purchaser Lease.....................................8


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
         1.88     Tucson Sublease............................................8

2.       PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.......................8
         2.1      Assets to be Purchased.....................................8
         2.2      Purchase and Sale.........................................10
         2.3      Delivery of Assets and Transfer Documents.................10
         2.4      Closing; Closing Date.....................................10

3.       PURCHASE PRICE.....................................................10
         3.1      Price and Payment.........................................11
         3.2      Assumed Obligations.......................................14
         3.3      Damage to Assets..........................................14
         3.4      Adjustment of Purchase Price..............................15
         3.5      Sales and Use Tax.........................................15
         3.6      Allocation of Purchase Price..............................15

4.       REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDER..........15
         4.1      Incorporation.............................................16
         4.2      Share Capital.............................................16
         4.3      Financial Statements......................................16
         4.4      Events Since the Balance Sheet Date.......................16
         4.5      Customer List.............................................17
         4.6      Taxes and Governmental Returns............................17
         4.7      Employee Matters..........................................18
         4.8      Contracts and Agreements..................................19
         4.9      Effect of Agreement.......................................20
         4.10     Properties, Assets and Leasehold Estates..................21
         4.11     Intangible Property.......................................21
         4.12     Suits, Actions and Claims.................................21
         4.13     Licenses and Permits; Compliance With Governmental
                  Requirements..............................................22
         4.14     Authorization.............................................22
         4.15     Records...................................................22
         4.16     Environmental Protection Laws.............................22
         4.17     No Underground Storage Tanks..............................25
         4.18     Securities Laws Matters...................................25
         4.19     Brokers and Finders.......................................27
         4.20     Deposits..................................................27
         4.21     Work Orders...............................................27
         4.22     Telephone Numbers.........................................27
         4.23     No Untrue Statements......................................27

5.       REPRESENTATIONS AND WARRANTIES OF PURCHASER........................27


                                      iii
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
         5.1      Incorporation.............................................28
         5.2      Authorization.............................................28
         5.3      SEC Documents.............................................28
         5.4      Brokers and Finders.......................................28
         5.5      Effect of Agreement.......................................29

6.       NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS,
         GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLERS AND
         SHAREHOLDER........................................................29

7.       CONTRACTS PRIOR TO THE CLOSING DATE................................29
         7.1      Approval of Contracts.....................................29
         7.2      Contracts Included in Assets..............................29

8.       COVENANTS OF SELLERS AND SHAREHOLDER PRIOR TO CLOSING DATE.........30
         8.1      Access to Information.....................................30
         8.2      General Affirmative Covenants.............................30
         8.3      General Negative Covenants................................31
         8.4      Disclosure of Misrepresentations and Breaches.............31
         8.5      Government Filings........................................32
         8.6      Access to and Inspection of Premises, Facilities and
                  Equipment.................................................32

9.       COVENANTS REGARDING THE CLOSING....................................32
         9.1      Covenants of Sellers and Shareholder......................32
         9.2      Covenants of Purchaser....................................33
         9.3      Inventory Audit...........................................33

10.      CONDITIONS TO OBLIGATIONS OF PURCHASER.............................33
         10.1     Accuracy of Representations and Warranties and Fulfillment
                  of Covenants..............................................33
         10.2     No Governmental Actions...................................33
         10.3     No Adverse Change.........................................34
         10.4     Update of Contracts.......................................34
         10.5     No Material Adverse Information...........................34
         10.6     Notices and Consents......................................34
         10.7     Employment Agreements.....................................34
         10.8     Lease Documents...........................................35
         10.9     Other Documents...........................................35
         10.10    Dealer License............................................35
         10.11    Inventory Audit...........................................35
         10.12    Due Diligence.............................................35
         10.13    Dealership Agreement......................................35
         10.14    Governmental Approvals....................................35


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
11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.....................35
         11.1     Accuracy of Representations and Warranties and Fulfillment
                  of Covenants..............................................35
         11.2     Governmental Approvals....................................36
         11.3     Employment Agreements.....................................36
         11.4     Lease Documents...........................................36
         11.5     Other Documents...........................................36
         11.6     Inventory Audit...........................................36
         11.7     Registration Rights Agreement.............................36
         11.9     Tucson Lease Guaranty Release.............................36
         11.10    Operating Agreements......................................36
         11.11    Governmental Approvals....................................36

12.      SPECIAL CLOSING AND POST-CLOSING COVENANTS.........................37
         12.1     Further Assurances........................................37
         12.2     Delivery of Funds and Other Assets Collected by Sellers...37
         12.3     Change of Name of Sellers.................................37
         12.4     Access to Files...........................................37
         12.5     Exchange Act Filing; Cooperation..........................37
         12.6     Nondisclosure of Confidential Information.................37
         12.7     Assignment of Contracts...................................38
         12.8     Non-Compete, Non-Solicitation.............................39
         12.9     Agreement Regarding GMC Excluded Assets...................41

13.      INDEMNITY BY SELLERS AND SHAREHOLDER...............................41
         13.1     Indemnity.................................................41
         13.2     Environmental Liability of the Seller Indemnifying
                  Parties...................................................42
         13.3     Notice of Claim...........................................43
         13.4     Right of the Seller Indemnifying Parties to Participate
                  in Defense................................................44
         13.5     Payment...................................................44
         13.6     Limit of Liability of the Seller Indemnifying Parties.....44

14.      INDEMNITY BY PURCHASER.............................................45
         14.1     Indemnity.................................................45
         14.2     Environmental Liability of Purchaser......................45
         14.3     Notice of Claim...........................................46
         14.4     Right of Purchaser to Participate in Defense..............47
         14.5     Payment...................................................47

15.      REAL PROPERTY......................................................47

16.      SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER...................49
         16.1     New Employees of Purchaser................................49


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
         16.2     No Hiring Commitment......................................49
         16.3     Existing Employee Benefit Plans; Assumption of Vacation
                  and Sick Leave Obligations................................49

17.      TERMINATION........................................................50
         17.1     Mutual Consent............................................50
         17.2     Failure of Conditions.....................................50
         17.3     Failure to Close..........................................50

18.      NOTICES............................................................50

19.      GENERAL PROVISIONS.................................................51
         19.1     Governing Law; Interpretation; Section Headings...........51
         19.2     Severability..............................................52
         19.3     Entire Agreement..........................................52
         19.4     Expenses..................................................52
         19.5     Further Actions...........................................52
         19.6     Binding Effect............................................53
         19.7     Assignment................................................53
         19.8     Amendment; Waiver.........................................53
         19.9     Gender; Numbers...........................................53
         19.10    Counterparts..............................................53
         19.11    Telecopy Execution and Delivery...........................53
         19.12    Press Releases............................................53
         19.13    Review of Counsel.........................................54


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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 22nd day of September, 1999, by and among (i) Southwest Peterbilt, Inc., an Arizona corporation ("Southwest Peterbilt"); (ii) Southwest Truck Center, Inc., d/b/a Southwest Peterbilt, an Arizona corporation ("Southwest Truck Center") (Southwest Peterbilt and Southwest Truck Center, individually a "Seller" and collectively referred to herein as "Sellers") (iii) Edward Donahue, Sr., the owner of a portion of the capital stock of each Seller ("Shareholder"), and (iv) Rush Truck Centers of Arizona, Inc., a Delaware corporation ("Purchaser").

                             W I T N E S S E T H :

         WHEREAS, Sellers collectively are the owners of all right, title and interest in and to the assets described in Section 2.1 hereto (the "Assets"), with such Assets being the assets currently used in the conduct of the heavy duty truck sales and service business and various related businesses operated by Sellers in the State of Arizona (collectively, the "Business");

         WHEREAS, Sellers desire to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Sellers, all pursuant to this Agreement as hereinafter provided;

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby; and

         WHEREAS, pursuant to an Asset Purchase Agreement (the "New Mexico Purchase Agreement") of even date herewith between (i) Rush Truck Centers of New Mexico, Inc., a Delaware corporation, (ii) New Mexico Peterbilt, Inc., a New Mexico corporation and an Affiliate (as defined below) of Sellers ("New Mexico Peterbilt") and (iii) Shareholder, New Mexico Peterbilt has agreed to sell to Rush Truck Centers of New Mexico, Inc. the heavy duty truck sales and service and various related businesses operated by New Mexico Peterbilt in the State of New Mexico;

         NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 Affiliate. "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.2 Article. "Article" shall mean an Article of this Agreement, unless otherwise stated.

         1.3 Assets. "Assets" shall have meaning assigned thereto in Section
2.1.

         1.4 Balance Sheet Date. "Balance Sheet Date" shall have the meaning assigned thereto in Section 4.3.

         1.5 Best Knowledge. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors, officers and employees of the Person.

         1.6 Bonus Payment. "Bonus Payment" shall have the meaning assigned thereto in Section 3.1.

         1.7 Chandler Assignment. "Chandler Assignment" shall have the meaning assigned thereto in Section 15(a).

         1.8 Chandler Landlord. "Chandler Landlord" shall have the meaning assigned thereto in Section 15(a).

         1.9 Chandler Lease. "Chandler Lease" shall have the meaning assigned thereto in Section 15(a).

         1.10 Closing. "Closing" shall have the meaning assigned thereto in
Section 2.4.

         1.11 Closing Date. "Closing Date" shall have the meaning assigned thereto in Section 2.4.

         1.12 Closing Price. "Closing Price" shall mean the average weighted closing price of the Common Stock on The Nasdaq National Market during the ten
(10) consecutive trading day period ending at the close of the third trading day preceding the Closing Date.

         1.13 Commission. "Commission" shall mean the United States Securities and Exchange Commission.

         1.14 Common Stock. "Common Stock" shall mean the Common Stock of Rush, $.01 par value per share.

         1.15 Contracts. "Contracts" shall have the meaning assigned thereto in
Section 4.8.

         1.16 Control. "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.


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         1.17 Dealer Cost. "Dealer Cost" shall mean manufacturer's invoice price to Seller, reduced by the amount of all manufacturer's rebates, allowances and other price reductions paid or credited to Seller on such vehicle (other than the manufacturer's reimbursement for dealer preparation and delivery expenses and any floor plan interest credits for such vehicle), plus such Seller's actual cost and expense of installation of dealer-installed options on such vehicle and the pre-delivery inspection costs incurred by Sellers in the normal course of business that are not reimbursed by the manufacturer; provided such inspection costs for each motor vehicle shall be limited to the lesser of the actual cost of such pre-delivery inspection to the new or used truck department of Sellers and $500 per Class 8 truck and $250 per Class 7 truck included in the Assets.

         1.18 Deposits. "Deposits" shall have the meaning assigned thereto in
Section 4.20.

         1.19 DI Investment. "DI Investment" shall mean DI Investment Limited Partnership LLP, an Arizona limited partnership.

         1.20 Disclosure Schedule. "Disclosure Schedule" shall have the meaning assigned thereto in Article 4.

         1.21 ERISA. "ERISA" shall have the meaning assigned thereto in Section 4.7.

         1.22 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.23 Excluded Assets. "Excluded Assets" shall have the meaning assigned thereto in Section 2.1.

         1.24 Flagstaff Assignment. "Flagstaff Assignment" shall have the meaning assigned thereto in Section 15(b).

         1.25 Flagstaff Landlord. "Flagstaff Landlord" shall have the meaning assigned thereto in Section 15(b).

         1.26 Flagstaff Lease. "Flagstaff Lease" shall have the meaning assigned thereto in Section 15(b).

         1.27 GMC. "GMC" shall mean GMC Truck Division and any successor thereto.

         1.28 GMC Excluded Assets. "GMC Excluded Assets" shall have the meaning assigned thereto in Section 2.1.

         1.29 GMC Operating Agreement. "GMC Operating Agreement" shall have the meaning assigned thereto in Section 11.10.


                                       3
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         1.30 Governmental Returns. "Governmental Returns" shall have the meaning assigned thereto in Section 4.6.

         1.31 Governmental Authority. "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.32 Governmental Requirement. "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

         1.33 HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.34 Lease Documents. "Lease Documents" shall mean the Chandler Assignment, the Flagstaff Assignment, the Phoenix Lease and either the Tucson Purchaser Lease or the Tucson Sublease, as appropriate.

         1.35 New Contracts. "New Contracts" shall have the meaning assigned thereto in Section 10.4.

         1.36 New Mexico Peterbilt. "New Mexico Peterbilt" shall have the meaning assigned thereto in the recitals hereto.

         1.37 New Mexico Purchase Agreement. "New Mexico Purchase Agreement" shall have the meaning assigned thereto in the recitals hereto.

         1.38 Non-Shareholder Employment Agreements. "Non-Shareholder Employment Agreements" shall have the meaning assigned thereto in Section 10.7.

         1.39 Person. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.40 Phoenix Lease. "Phoenix Lease" shall have the meaning assigned thereto in Section 15(d).


                                       4
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         1.41 Phoenix Purchase Agreement. "Phoenix Purchase Agreement" shall have the meaning assigned thereto in Section 2.5.

         1.42 Purchase Price. "Purchase Price" shall have the meaning assigned thereto in Section 3.1.

         1.43 Purchaser Claims. "Purchaser Claims" shall have the meaning assigned thereto in Section 13.3.

         1.44 Purchaser Damages. "Purchaser Damages" shall have the meaning assigned thereto in Section 13.1.

         1.45 Purchaser Environmental Liabilities. "Purchaser Environmental Liabilities" shall have the meaning assigned thereto in Section 13.2.

         1.46 Purchaser Indemnified Parties. "Purchaser Indemnified Parties" shall have the meaning assigned thereto in Section 13.1.

         1.47 Reference Balance Sheet. "Reference Balance Sheet" shall have the meaning assigned thereto in Section 4.3.

         1.48 Registration Rights Agreements. "Registration Rights Agreements" shall have the meaning assigned thereto in Section 11.7.

         1.49 Rule 144. "Rule 144" shall mean Rule 144, as amended, under the Securities Act.

         1.50 Rush. "Rush" shall mean Rush Enterprises, Inc., a Texas corporation and the parent corporation of Purchaser.

         1.51 Schedule. "Schedule" shall mean the Schedules to this Agreement, unless otherwise stated, and shall include the Disclosure Schedule. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

         1.52 SEC. "SEC" shall mean the United States Securities and Exchange Commission and any successor thereto.

         1.53 SEC Documents. "SEC Documents" shall have the meaning assigned thereto in Section 5.3.

         1.54 Section. "Section" shall mean a Section of this Agreement, unless otherwise stated.

         1.55 Securities. "Securities" shall have the meaning assigned thereto in Section 4.18.


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

         1.56 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.57 Securities Laws. "Securities Laws" shall have the meaning assigned thereto in Section 4.18.

         1.58 Seller Certificate. "Seller Certificate" shall mean the certificate to be delivered at Closing to Purchaser pursuant to Article 11.

         1.59 Seller Claims. "Seller Claims" shall have the meaning assigned thereto in Section 14.2.

         1.60 Seller Damages. "Seller Damages" shall have the meaning assigned thereto in Section 14.2.

         1.61 Seller Environmental Liabilities. "Seller Environmental Liabilities" shall have the meaning assigned thereto in Section 14.2.

         1.62 Seller Indemnified Parties. "Seller Indemnified Parties" shall have the meaning assigned thereto in Section 13.1.

         1.63 Seller Indemnifying Parties. "Seller Indemnifying Parties" and "Seller Indemnifying Party" shall have the meanings assigned thereto in Section 13.1.

         1.64 Shareholder Employment Agreement. "Shareholder Employment Agreement" shall have the meaning assigned thereto in Section 10.7.

         1.65 Southwest Peterbilt Bonus Payment. "Southwest Peterbilt Bonus Payment" shall have the meaning assigned thereto in Section 3.1.

         1.66 Southwest Peterbilt Fair Market Value Warrant. "Southwest Peterbilt Fair Market Value Warrant" shall have the meaning assigned thereto in
Section 3.1(a).

         1.67 Southwest Peterbilt Purchase Price. "Southwest Peterbilt Purchase Price" shall have the meaning assigned thereto in Section 3.1(a).

         1.68 Southwest Peterbilt Stock Consideration. "Southwest Peterbilt Stock Consideration" shall have the meaning assigned thereto in Section 3.1(a).

         1.69 Southwest Peterbilt Underwater Warrant. "Southwest Peterbilt Underwater Warrant" shall have the meaning assigned thereto in Section 3.1(a).

         1.70 Southwest Peterbilt Warrant Stock. "Southwest Peterbilt Warrant Stock" shall mean the number of shares of Common Stock equal to $4,000,000 divided by the Closing Price and the result multiplied by 0.77.

         1.71 Southwest Truck Center Bonus Payment. "Southwest Truck Center Bonus Payment" shall have the meaning assigned thereto in Section 3.1.

         1.72 Southwest Truck Center Fair Market Value Warrant. "Southwest Truck Center Fair Market Value Warrant" shall have the meaning assigned thereto in Section 3.1(b).

         1.73 Southwest Truck Center Purchase Price. "Southwest Truck Center Purchase Price" shall have the meaning assigned thereto in Section 3.1(b).

         1.74 Southwest Truck Center Stock Consideration. "Southwest Truck Center Stock Consideration" shall have the meaning assigned thereto in Section 3.1(b).

         1.75 Southwest Truck Center Underwater Warrant. "Southwest Truck Center Underwater Warrant" shall have the meaning assigned thereto in Section 3.1(b).

         1.76 Southwest Truck Center Warrant Stock. "Southwest Truck Center Warrant Stock" shall mean the number of shares of Common Stock equal to $4,000,000 divided by the Closing Price and the result multiplied by 0.08.

         1.77 Stock Consideration. "Stock Consideration" shall mean the Southwest Peterbilt Stock Consideration and the Southwest Truck Center Stock Consideration.

         1.78 Subsidiary. "Subsidiary" shall mean, with respect to any Person (the "parent"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

         1.79 Taxes. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

         1.80 Territory. "Territory" shall have the meaning assigned thereto in
Section 3.1.

         1.81 Tucson Dealership Property. "Tucson Dealership Property" shall have the meaning assigned thereto in Section 15(c).

         1.82 Tucson Landlord. "Tucson Landlord" shall have the meaning assigned thereto in Section 15(c).


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

         1.83 Tucson Landlord Purchase Agreement. "Tucson Landlord Purchase Agreement" shall have the meaning assigned thereto in Section 15(c).

         1.84 Tucson Lease. "Tucson Lease" shall have the meaning assigned thereto in Section 15(c).

         1.85 Tucson Property. "Tucson Property" shall have the meaning assigned thereto in Section 2.5.

         1.86 Tucson Purchase Agreement. "Tucson Purchase Agreement" shall have the meaning assigned thereto in Section 2.5.

         1.87 Tucson Purchaser Lease. "Tucson Purchaser Lease" shall have the meaning assigned thereto in Section 15(c).

         1.88 Tucson Sublease. "Tucson Sublease" shall have the meaning assigned thereto in Section 15(c).

         2.  PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

         2.1 Assets to be Purchased. The assets to be purchased from Sellers are the following assets held by any of Sellers as of the Closing for use in connection with all or any part of the Business (collectively, the "Assets"):

                  (a) subject to the provisions relating to Excluded Assets set forth in this Section 2.1, all new 1998, 1999 and 2000 Peterbilt and GMC motor vehicles inventory,

                  (b) subject to the provisions relating to Excluded Assets set forth in this Section 2.1, all new, current and returnable parts and accessories inventory and all chassis kits,

                  (c) all miscellaneous inventories, including gas, diesel fuel, oil, grease, paint and body shop materials,

                  (d) all work in process and sublet repairs on vehicles in Sellers' service departments,

                  (e) all of Sellers' leasehold improvements, including all signs, furniture, fixtures and office equipment, other than the leasehold improvements set forth on Schedule 2.1,

                  (f) all shop equipment and special tools, and all parts and accessories equipment,

                  (g) all company vehicles, excluding the vehicles set forth on
         Schedule 2.1,

                  (h) all promotional, advertising and training materials,

                  (i) all sales files and customer lists, and all warranty and service and customer service and repair files,

                  (j) to the extent transferable, all intangible assets of Sellers to do business in the State of Arizona as motor vehicle dealers, including any permits or licenses issued by any department or agency of the State of Arizona for Sellers' dealerships,

                  (k) subject to agreement on price pursuant to Section 3.1 below, all prepaid expenses and deposits,

                  (l) subject to agreement on price pursuant to Section 3.1 below, all used vehicles,

                  (m) subject to agreement on price pursuant to Section 3.1 below, all new obsolete parts and accessories and all used parts and accessories,

                  (n) subject to the provisions relating to Excluded Assets set forth in this Section 2.1, all customer deposits and agreements to sell Peterbilt or GMC vehicles ordered but not delivered to the customer at the time of Closing, and

                  (o) subject to the provisions relating to Excluded Assets set forth in Sections 3.1(a)(viii) and 3.1(b)(viii) below, all accounts receivable from finance companies.

         All other assets of Sellers not described in this Section 2.1, including, without limitation, cash, bank accounts, and the assets described on
Schedule 2.1 (collectively, the "Excluded Assets"), shall not be sold by Sellers to Purchaser. Additionally, notwithstanding anything herein to the contrary, in the event Purchaser does not enter into a dealer sales and service agreement with GMC on or before the Closing Date, the GMC vehicles, parts and accessories inventory and chassis kits and the customer deposits and agreements to sell GMC vehicles will not be included in the Assets, but will be included in the Excluded Assets, other than the customer deposits and agreements to sell GMC vehicles, are hereinafter referred to as the "GMC Excluded Assets").

         2.2 Purchase and Sale. Subject to the terms and conditions herein contained, Sellers agree to sell, assign, transfer and deliver the Assets to Purchaser at the Closing (as hereinafter defined), free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). Subject to the terms and conditions herein contained, Purchaser agrees to purchase from Sellers the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Section 3.

         2.3 Delivery of Assets and Transfer Documents. At the Closing, Sellers and Shareholder shall take all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and shall deliver to Purchaser (i) a duly executed General Conveyance, Assignment and Assumption Agreement covering the Assets and the Assumed Obligations, in substantially the form attached hereto as Exhibit 2.3, (ii) duly executed title and transfer documents covering any assets for which there exists a certificate of title and (iii) such other duly executed transfer and release documents as Purchaser shall reasonably request to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder).

         2.4 Closing; Closing Date. Subject to the terms and conditions herein contained, the consummation of the transactions referenced above shall take place (the "Closing") on or before October 1, 1999, at 10:00 a.m., local time, at the offices of Sellers' counsel in Phoenix, Arizona, or at such other time, date and place as Purchaser and Sellers shall in writing designate. The date of the Closing is referred to herein as the "Closing Date".

         2.5 Purchase of Phoenix and Tucson Property. Simultaneously with the execution and delivery of this Agreement, (a) Purchaser and DI Investment have executed and delivered a Contract for Purchase and Sale (the "Phoenix Purchase Agreement") covering the dealership property in Phoenix, Arizona, and (b) Purchaser and Southwest Peterbilt have executed and delivered a Contract for Purchase and Sale (the "Tucson Purchase Agreement") covering the dealership property in Tucson, Arizona and the approximately 2.02 acres adjoining such property (collectively, the "Tucson Property").

         3. PURCHASE PRICE.

         3.1 Price and Payment. Subject to adjustment as provided in Sections
3.3 and 3.4 with respect to damaged assets, prorations, deposits and certain other items, the aggregate consideration (the "Purchase Price") to be paid by Purchaser for the Assets is as follows:

                  (a) to Southwest Peterbilt (the "Southwest Peterbilt Purchase Price"):

                           (i) $8,470,000 plus an amount determined by
                  deducting $725,000 from the value of the real property covered by the Tuscon lease, plus the approximately 2.02 acres adjoining such real property, as determined by the appraisal currently on order by Purchaser, to be paid in cash by wire transfer at Closing, plus

                           (ii) 273,779 shares of Common stock to be issued and delivered to Southwest Peterbilt at Closing (the "Southwest Peterbilt Stock Consideration"), plus

                           (iii) an amount to be paid in cash at Closing equal to Dealer Cost for each vehicle described in Section 2.1(a) which is conveyed by Southwest Peterbilt to Purchaser, plus

                           (iv) an amount to be paid in cash at Closing equal to the replacement cost of the items described in Sections 2.1(b) and (c) which are conveyed by Southwest Peterbilt to Purchaser, plus

                           (v) an amount to be paid in cash at Closing equal to Southwest Peterbilt's actual cost of the work in process and sublet repairs described in Section 2.1(d) which are conveyed by Southwest Peterbilt to Purchaser, plus

                           (vi) an amount to be paid in cash at Closing equal to the depreciated book value (determined in accordance with generally accepted accounting principles, consistently applied) at Closing of the items described in Sections 2.1(e), (f) and (g) which are conveyed by Southwest Peterbilt to Purchaser, plus

                           (vii) an amount to be agreed upon by Southwest Peterbilt and Purchaser to be paid in cash at Closing for the items described in Sections 2.1(k),
                           (l) and (m) which are conveyed by Southwest
                           Peterbilt to Purchaser (provided that if Southwest Peterbilt and Purchaser cannot agree on the amount to be paid for any Asset described in these Sections, such Asset shall be an Excluded Asset), plus

                           (viii) an amount to be paid in cash at Closing equal to the net book value of the accounts receivable described in Section 2.1(o) which are conveyed by Southwest Peterbilt to Purchaser, less an amount estimated by Southwest Peterbilt and Purchaser to be payable or deductible in the future for prepayments and bad debts in connection with repossessions with respect to such accounts receivable (provided that if Southwest Peterbilt and Purchaser cannot agree on such amount, such Asset shall be an Excluded Asset), plus

                           (ix) one of the following, at the election of Shareholder, to be issued at Closing: (a) a warrant (the "Southwest Peterbilt Fair Market Value Warrant") to purchase the Southwest Peterbilt Warrant Stock at an exercise price equal to the Closing Price, (b) a warrant (the "Southwest Peterbilt Underwater Warrant") to purchase the Southwest Peterbilt Warrant Stock at an exercise price equal to $5.00 greater than the Closing Price plus the agreement of Purchaser to pay Southwest Peterbilt a consulting fee of $14,116 per month, or
                           (c) the agreement of Purchaser to pay Southwest Peterbilt a consulting fee of $17,965 per month. The Southwest Peterbilt Fair Market Value Warrant and the Southwest Peterbilt Underwater Warrant shall expire on the date the Bonus Payment is paid. The consulting fee shall be payable monthly on the last day of each month until the date the Bonus Payment is paid. Shareholder must make the election on or before Closing and must make the same election for Southwest Peterbilt, New Mexico Peterbilt and Southwest Truck Center.

                           The warrant shall be issued and the consulting fee shall be paid, upon such other terms and conditions as the parties thereto may agree.

                  (b) to Southwest Truck Center (the "Southwest Truck Center Purchase Price"):

                           (i) $880,000 to be paid in cash by wire transfer at Closing, plus

                           (ii) 28,444 shares of Common Stock to be issued and delivered to Southwest Truck Center at Closing (the "Southwest Truck Center Stock Consideration"), plus

                           (iii) an amount to be paid in cash at Closing equal to Dealer Cost for each vehicle described in Section 2.1(a) which is conveyed by Southwest Truck Center to Purchaser, plus

                           (iv) an amount to be paid in cash at Closing equal to the replacement cost of the items described in Sections 2.1(b) and (c) which are conveyed by Southwest Truck Center to Purchaser, plus

                           (v) an amount to be paid in cash at Closing equal to Southwest Truck Center's actual cost of the work in process and sublet repairs described in Section 2.1(d) which are conveyed by Southwest Truck Center to Purchaser, plus

                           (vi) an amount to be paid in cash at Closing equal to the depreciated book value (determined in accordance with generally accepted accounting principles, consistently applied) at Closing of the items described in Sections 2.1(e), (f) and (g) which are conveyed by Southwest Truck Center to Purchaser, plus

                           (vii) an amount to be agreed upon by Southwest Truck Center and Purchaser to be paid in cash at Closing for the items described in Sections 2.1(k), (l) and
                           (m) which are conveyed by Southwest Truck Center to Purchaser (provided that if Southwest Truck Center and Purchaser cannot agree on the amount to be paid for any Asset described in these Sections, such Asset shall be an Excluded Asset), plus

                           (viii) an amount to be paid in cash at Closing equal to the net book value of the accounts receivable described in Section 2.1(o) which are conveyed by Southwest Truck Center to Purchaser, less an amount estimated by Southwest Truck Center and Purchaser to be payable or deductible in the future for prepayments and bad debts in connection with repossessions with respect to such accounts receivable (provided that if Southwest Truck Center and

                           Purchaser cannot agree on such amount, such Asset shall be an Excluded Asset), plus

                           (ix) one of the following, at the election of Shareholder, to be issued at Closing: (a) a warrant (the "Southwest Truck Center Fair Market Value Warrant") to purchase the Southwest Truck Center Warrant Stock at an exercise price equal to the Closing Price, (b) a warrant (the "Southwest Truck Center Underwater Warrant") to purchase the Southwest Truck Center Warrant Stock at an exercise price equal to $5.00 greater than the Closing Price plus the agreement of Purchaser to pay Southwest Truck Center a consulting fee of $1,467 per month, or (c) the agreement of Purchaser to pay Southwest Truck Center a consulting fee of $1,867 per month. The Southwest Truck Center Fair Market Value Warrant and the Southwest Truck Center Underwater Warrant shall expire on the date the Bonus Payment is paid. The consulting fee shall be payable monthly on the last day of each month until the date the Bonus Payment is paid. Shareholder must make the election on or before Closing and must make the same election for Southwest Peterbilt, New Mexico Peterbilt and Southwest Truck Center. The warrant shall be issued and the consulting fee shall be paid, upon such other terms and conditions as the parties thereto may agree.

         When and if Purchaser and/or its Affiliates sell 750 or more new Class 7 or 8 Peterbilt trucks in the Territory or outside the Territory through sales personnel employed in the Territory (including sales to any affiliated leasing company or division in the Territory), Purchaser shall pay at the end of the calendar month in which such performance criteria is satisfied, but no earlier than at the end of the 24 month period after the Closing Date, (a) to Southwest Peterbilt an amount equal to $3,080,000 (the "Southwest Peterbilt Bonus Payment") and (b) to Southwest Truck Center an amount equal to $320,000 (the "Southwest Truck Center Bonus Payment") (the Southwest Peterbilt Bonus Payment and the Southwest Truck Center Bonus Payment, collectively the "Bonus Payment"). The Bonus Payment, if paid, shall be paid in cash by wire transfer and shall be additional consideration for the Assets and shall be included in the Purchase Price. The "Territory" shall be defined as the territory under Sellers' and New Mexico Peterbilt's dealership agreements with Peterbilt Motors Company, a division of PACCAR, Inc. ("PACCAR").

         Within 15 calendar days after the end of each calendar month prior to the date the Bonus Payment is paid, Purchaser shall provide Sellers a written report detailing the number of Class 7 and 8 Peterbilt trucks sold in the Territory or through sales personnel employed in the Territory (including sales to any affiliated leasing company or division in the Territory) during such month, together with all supporting documentation reasonably requested by Sellers, at Purchaser's cost and expense. Purchaser shall, and shall cause its Affiliates, employees, agents, representatives, officers and directors to use their best efforts to sell Class 7 and 8 Peterbilt trucks in the Territory prior to the date the Bonus Payment is paid.

         All cash payments at Closing shall be subject to the adjustment provisions of Sections 3.3 and 3.4. Purchaser shall not pay any cash or issue any Common Stock for the conveyance of the items identified in Sections 2.1(h),
(i), (j), (m) and (n).

         3.2 Assumed Obligations. At the Closing, Purchaser shall assume and agree to timely discharge (a) the obligations of Sellers under all contracts and agreements transferred by Sellers to Purchaser under this Agreement that are (i) listed and described on Schedule 4.8 or on the updated list of contracts required by Section 10.4 and (ii) accepted in writing by Purchaser pursuant to the provisions of Section 4.8, Article 7 or Section 10.4, (b) certain vacation and sick leave obligations of Sellers pursuant to Section 16.3 and (c) all contingent obligations related to the accounts receivable referenced in Section 2.1(n) to the extent such accounts receivable are included in the Assets; provided that Purchaser specifically does not assume any liabilities of Sellers or either of them under any contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date. Except as specifically set forth in this Section 3.2, Purchaser shall not assume, and shall not be treated as having assumed, any liability or obligation of Sellers or either of them of any nature whatsoever.

         3.3 Damage to Assets. If, on or before the Closing Date, any of the Assets are damaged or destroyed, Sellers will immediately notify Purchaser in writing of such damage or destruction. In the event of any such damage or destruction, Purchaser shall (i) remove any or all of the damaged or destroyed asset or assets it does not desire to purchase from the Assets to be purchased hereunder and reduce the cash portion of the Purchase Price by an amount equal to the portion of the Purchase Price attributable to the damaged or destroyed asset or assets so removed and (ii) complete the purchase of the remainder of the Assets and reduce the cash portion of the Purchase Price due Seller whose asset(s) were removed by the loss in fair market value of any damaged or destroyed Assets that are purchased by Purchaser.

         3.4 Adjustment of Purchase Price. The Purchase Price shall be adjusted on the Closing Date (i) to reduce the Purchase Price by the amount allocated to any damaged or destroyed Assets as contemplated by Section 3.3; (ii) to account for a proration of property taxes on the Assets, lease payments, utilities and other items commonly prorated; (iii) to account for any Deposits held by Sellers on the Closing Date; and (iv) to reduce the Purchase Price for the value of any vacation and sick time obligations of Sellers assumed by Purchaser pursuant to Section 16.3. Three (3) days prior to the Closing Date, Sellers will provide Purchaser with a statement of adjustments showing all proposed adjustments to the Purchase Price, such statement of adjustments having all reasonable back up documentation for such suggested adjustments. Purchaser and Sellers will work to finalize all required adjustments prior to the Closing Date.

         3.5 Sales and Use Tax. Sellers shall be jointly and severally responsible for payment to the appropriate Governmental Authority of all sales and use tax in connection with the consummation of the transactions contemplated by this Agreement.

         3.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets to the extent relevant for income tax purposes in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and Schedule 3.6 attached hereto. The parties agree to report the transactions contemplated by this Agreement for tax purposes in accordance with the allocation shown on Schedule 3.6, and each party will indemnify and hold each other party harmless from any loss, cost, damage, additional tax or expense (including attorneys' fees) arising from any failure by the indemnifying party to so report such transactions.

         4. REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDER. Sellers and Shareholder hereby jointly and severally represent and warrant to Purchaser that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure schedule delivered by Sellers and Shareholder to Purchaser on the date hereof and initialed by Sellers and Shareholder (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Article 4, and any disclosure on any part of the Disclosure Schedule shall be deemed a disclosure on all other parts of the Disclosure Schedule provided the required disclosure is fully and accurately disclosed.

         4.1 Incorporation. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted in the State of Arizona. Neither Seller is not qualified as a foreign corporation in any jurisdiction, and neither Seller is required to qualify or otherwise be authorized to do business as a foreign corporation in any jurisdiction in order to carry on any of their respective businesses as now conducted or to own, lease or operate the Assets.

         4.2 Share Capital. Part 4.2(A) of the Disclosure Schedule is a list of all Persons owning capital stock of Southwest Peterbilt with an indication thereon of the class of capital stock and the number of shares of each class owned by each such Person, and Part 4.2(B) of the Disclosure Schedule is a list of all Persons owning capital stock of Southwest Truck Center with an indication thereon of the class of capital stock and the number of shares of each class owned by each such Person.

         4.3 Financial Statements. Sellers have delivered to Purchaser copies of the following combined financial statements for Southwest Peterbilt and affiliates, all of which financial statements are included in Schedule 4.3 hereto:

                  (a) compiled combined Unaudited Balance Sheet (the "Reference Balance Sheet") as of July 31, 1999, (the "Balance Sheet Date") and Unaudited Income Statement for the seven-month period ended on the Balance Sheet Date; and

                  (b) compiled combined Audited Balance Sheets, Income Statements and Statements of Changes in Financial Position for Sellers' two (2) most recent fiscal years.

All financial statements supplied to Purchaser by Sellers, whether or not included in Schedule 4.3 hereto, are and will be true and accurate in all material respects, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and will present fairly in all material respects the financial condition of Southwest Peterbilt and affiliates as of the dates and for the periods indicated thereon, except as otherwise indicated in the notes thereto. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of Sellers, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of Taxes to the extent such items are required to be reflected on such balance sheet under generally acceptable accounting principles consistently applied.

         4.4 Events Since the Balance Sheet Date. Since the Balance Sheet Date, there has not been:

                  (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of all or any part of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;

                  (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of either Seller that adversely affects the condition (financial or otherwise) of the Assets or all or any part of the Business;

                  (c) any breach or default by either Seller or, to the Best Knowledge of each Seller and Shareholder, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

                  (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business;

                  (e) to the Best Knowledge of each Seller and Shareholder, any legislative or regulatory change adversely affecting the Assets or the Business;

                  (f) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business;

                  (g) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Sellers; or

                  (h) any other occurrence, event or condition that has adversely affected (or can reasonably be expected to adversely affect) the Assets or the Business.

         4.5 Customer List. Part 4.5 of the Disclosure Schedule sets forth a true, correct and complete list of all customers of the Business to which either Seller has sold or provided products or services during the two (2) years immediately preceding the date hereof (with an indication thereon of which Seller(s) has sold or provided products or services). Immediately prior to the Closing, Sellers shall deliver to Purchaser a true, correct and complete update of this list as of the Closing Date.

         4.6 Taxes and Governmental Returns. As of the date hereof, all Tax returns, information returns and governmental reports of every nature required by any Governmental Authority or Governmental Requirement to be filed by either Seller or which include or should include either Seller, including, but not limited to, those relating to Taxes of any nature to which either Seller or any of either of their business is subject ("Governmental Returns"), have been filed for all periods ending on or before the date hereof (except for any returns not yet due), and all Taxes shown to be due and payable on such Governmental Returns or on any assessments related to such Governmental Returns have been paid. All such Governmental Returns and reports and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein, and reflect all Tax liabilities of the applicable Seller for the periods covered by such Governmental Returns. Neither Seller has any unpaid liability for any Taxes of any nature whatsoever for any period prior to the date hereof. To the Best Knowledge of each Seller and Shareholder, none of the Governmental Returns of either Seller or that include either Seller have been audited, and none are now under audit, by any Governmental Authority. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes of any nature against either Seller or with respect to any Governmental Return filed by either Seller or that include either Seller, or any suits or other actions, proceedings, investigations or claims now pending or threatened against either Seller with respect to any Taxes or any matters under discussion with any Governmental Authority relating to any Taxes, or any claims for additional Taxes asserted by any Governmental Authority.

         4.7 Employee Matters. Part 4.7 of the Disclosure Schedule sets forth a true and complete list of the names of and current annual compensation paid by Sellers to each employee of Sellers utilized in connection with the operation of the Business (with an indication thereon of which Seller is the employer of such employee and which Seller paid such compensation). With respect to each employee hired after November 6, 1986, a copy of the Form I-9 completed pursuant to the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder, has been attached to Part 4.7 of the Disclosure Schedule. Neither Seller has any employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. Purchaser will have no liability with respect to any such plans as a result of the transactions contemplated by this Agreement. Neither Seller now contributes or has ever contributed to a "multiemployer plan" as defined in section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Sellers have complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder and neither of Sellers nor any trustee, administrator, fiduciary, agent or employee thereof has at anytime been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA. Neither Seller is a party to any collective bargaining or other union agreements. Neither Seller has, within the last five years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees which had or might have had a material adverse effect on any of the Business. To the Best Knowledge of each Seller and Shareholder, no union activities, work stoppages or other labor trouble with respect to the employees of any of the customers or suppliers of the Business are pending or threatened which might have an adverse effect on the Business. Other than wage increases in the ordinary course of business, since the Balance Sheet Date, Sellers have not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of either Seller used in connection with the Business, and between the date of this Agreement and the Closing Date, Sellers will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of either Seller used in connection with the Business without the prior written approval of Purchaser.

         4.8 Contracts and Agreements. Part 4.8 of the Disclosure Schedule sets forth a true and complete list of and briefly describes (including termination date and which Seller is the contracting party) all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, that relate to the Assets or the Business (including all amendments, supplements and modifications thereto):

                  (a) all contracts, agreements or commitments in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

                  (b) all offers, tenders or the like outstanding and capable of being converted into an obligation of either Seller by the passage of time or by an acceptance or other act of some other person or entity or both;

                  (c) all sales, agency or distributorship agreements or franchises or legally enforceable commitments or obligations with respect thereto;

                  (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

                  (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of either Seller;

                  (f) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;

                  (g) all leases related to the Assets or the Business;

                  (h) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

                  (i) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

                  (j) all accounts, notes and other receivables, and all security therefor, and all documents and agreements related thereto;

                  (k) all contracts or agreements of any nature with any shareholder of either Seller or any Affiliate of any shareholder of either Seller; and

                  (l) all contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business.

All of such contracts, agreements, leases, licenses, plans, arrangements, and commitments and all other such items included in the Assets but not specifically described above (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by either Seller, or, to the Best Knowledge of each Seller and Shareholder, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by either Seller, or, to the Best Knowledge of each Seller and Shareholder, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. To the Best Knowledge of each Seller and Shareholder there is no reason why any of the Contracts (i) will result in a loss to Purchaser on completion by performance or (ii) cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in
Part 4.8 of the Disclosure Schedule have been delivered by Sellers to Purchaser, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. After reviewing the Contracts, Purchaser may, at its sole option, choose not to assume one or more of the Contracts, and, within 30 days of receipt by Purchaser of all information reasonably requested by Purchaser with respect to the Contracts, Purchaser shall notify Sellers of which Contracts, if any, Purchaser does not intend to assume hereunder. Except for Contracts, if any, that Purchaser notifies Sellers that it will not assume, all of the Contracts are and shall be included in the Assets. All of the material Contracts may be assigned to Purchaser without the approval or consent of any Person, or, if such approval or consent is required, it will be obtained by Sellers and delivered to Purchaser at or prior to the Closing.

         4.9 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or other charter documents or bylaws of either Seller, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which either Seller is now a party or by which either Seller or any of their respective properties or assets may be bound or affected; (ii) result in any violation of any Governmental Requirement applicable to either Seller, the Assets or the Business; (iii) cause Purchaser to lose the benefit of any right or privilege included in the Assets; (iv) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by either Seller or to exercise any right under any agreement in respect of the Assets or the Business; or (v) require notice to or the consent, authorization, approval or order of any Person (except as may be contemplated by the last sentence of Section 4.8). To the Best Knowledge of each Seller and Shareholder, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.10 Properties, Assets and Leasehold Estates. Each Seller owns or has the right to use (pursuant to a valid lease or license disclosed on Part 4.8 of the Disclosure Schedule) all operating assets and properties necessary for Sellers to conduct the Business in the manner presently conducted by Sellers, and all of such operating assets and properties (or, in the case of leased assets, the leases covering such assets) are included in the Assets. Sellers have good and marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever. The plants, structures, equipment, vehicles and other tangible properties included in the Assets and the tangible property leased by Sellers under leases included in the Assets are in good operating condition and repair, normal wear and tear excepted, and are capable of being used for their intended purpose in the Business as now conducted. The Assets include all existing warranties and service contracts with respect to any of the Assets to the extent the same are capable of being assigned to Purchaser. During the past two years, there has not been any significant interruption of the Business due to the breakdown or inadequate maintenance of any of the Assets. All plants, structures, equipment, vehicles and other tangible properties included in the Assets, and the present use of all such items, conform to all applicable Governmental Requirements, and no notice of any violation of any such Governmental Requirements relating to such assets or their use has been received by either Seller. The Assets include all easements, rights of ingress and egress, and utilities and services necessary for the conduct of the Business.

         4.11 Intangible Property. The operation of the Business as now conducted by Sellers does not require the use of or consist of any rights under any trademarks, trade names, brand names, service marks or copyrights other than "Peterbilt", "Ford", "GMC", "Southwest Peterbilt", "Southwest Truck Center", "Southwest Peterbilt - GMC Trucks", "Southwest Peterbilt - Ford Trucks", "Caterpillar", "Cummins", "Detroit Diesel", and "Southwest Truck Leasing".

         4.12 Suits, Actions and Claims. There are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which either Seller is engaged or which are pending or, to the Best Knowledge of each Seller and Shareholder, threatened against or affecting either Seller or any of either of their properties, assets or business, or to which either Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting either Seller or any of either of their properties, assets or business. Without limiting the foregoing, neither of Sellers nor Shareholder has any Best Knowledge of any state of facts or the occurrence of any event forming the basis of any present or potential claim against either Seller.

         4.13 Licenses and Permits; Compliance With Governmental Requirements.
Part 4.13 of the Disclosure Schedule sets forth a true and complete list of all licenses and permits necessary for the conduct of the Business. Sellers have all such licenses and permits validly issued to them and in their name, and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits are attached to Part 4.13 of the Disclosure Schedule. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the Best Knowledge of each Seller and Shareholder, threatened seeking the revocation or limitation of any of such licenses or permits. All such licenses and permits that are subject to transfer are included in the Assets, and all such licenses and permits that are not subject to transfer are conspicuously marked as such on Part 4.13 of the Disclosure Schedule. Each Seller has complied in all material respects with all Governmental Requirements applicable to its business, and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         4.14 Authorization. Sellers and Shareholder have full legal right, power, and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement by Sellers and Shareholder and the performance by each of them of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Sellers and by Shareholder, and this Agreement has been duly and validly executed and delivered by Sellers and Shareholder and is the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

         4.15 Records. The books, records and minutes kept by Sellers with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, quotations, correspondence, route sheets and historic revenue data of Sellers, contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete in all material respects and (except for corporate minute books and stock records) are included in the Assets.

         4.16 Environmental Protection Laws.

                  (a) For purposes of this Section 4.16, unless the context otherwise specifies or requires, the following terms shall have the meaning herein defined:

                           (i) "Waste Materials" shall mean

                                    (A) any "hazardous waste" as defined by the
                           Resource Conservation and Recovery Act of 1976, 42. U.S.C. Sections 6901 et seq., as amended from time to time, and regulations promulgated thereunder;

                                    (B) any "hazardous substance" as defined by
                           the Comprehensive Environmental Response,
                           Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as amended from time to time;

                                    (C) asbestos;

                                    (D) polychlorinated biphenyls;

                                    (E) underground storage tanks, whether
                           empty, filled or partially filled with any substance;

                                    (F) any other substance the presence of
                           which is prohibited by any Governmental Requirement; and

                                    (G) any other substance which by any
                           Governmental Requirement requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, recycling, or disposal.

                           (ii) "Waste Materials Contamination" shall mean the
                  presence of Waste Materials on, in or under any property whatsoever which is associated with or is in any way related to the Assets or the Business, including the improvements, facilities, soil, ground, water or air.

                  (b) All business conducted by Sellers, including but not limited to the Business, has been and is being operated, and the assets of Sellers, including but not limited to the Assets, have been and are being used and were obtained, in all respects in compliance with all Governmental Requirements.

                  (c) Neither Seller is now, and neither ever has been, in violation of any Governmental Requirement. The Assets, the Business and all of the operations of Sellers are in full compliance with all Governmental Requirements relating to Waste Materials, and no judicial or administrative actions, including non-compliance orders or demand letters, are pending that relate to such Governmental Requirements. Without in any way limiting the foregoing, Sellers and Shareholder hereby jointly and severally specifically represent and warrant that to the Best Knowledge of each Seller and Shareholder:

                           (i) Sellers have complied with all applicable
                  Governmental Requirements relating to pollution and environmental control;

                           (ii) Neither Seller is in violation of any of the
                  permits described in or required to be described on Part 4.13 of the Disclosure Schedule or any Governmental Requirement regulating emissions, discharges or releases (including solids, liquids and gases) into the environment or the proper transportation, handling, storage, treatment or disposal of materials;

                           (iii) Each Seller has received all permits and
                  approvals with respect to emissions, discharges or releases (including solids, liquids and gases) into the environment and the proper transportation, handling, storage, treatment and disposal of materials required for the operation of the businesses of such Seller as presently conducted;

                           (iv) Each Seller has kept all records and made all
                  filings required by applicable Governmental Requirements with respect to emissions, discharges or releases (including solids, liquids and gases) into the environment and the proper transportation, handling, storage, treatment and disposal of materials;

                           (v) All hazardous waste, hazardous materials and
                  hazardous substances attributable to the Assets, the Business or the operations of Sellers on, in or under any real property owned or leased by Sellers have been removed and no past or present disposal, spill, or other release of hazardous waste, hazardous materials or hazardous substances attributable to the Assets, the Business or the operations of Sellers on, in, under or adjacent to any real property owned or leased by Sellers will subject Purchaser to corrective or response action or any other liability under any Governmental Requirement or the common law;

                           (vi) No investigation, administrative order, consent
                  order and agreement, litigation or settlement with respect to Waste Materials or Waste Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Assets or the Business. None of the Assets are currently on, and to the Best Knowledge of each Seller and Shareholder, have ever been on, any federal or state "Superfund" or "Superlien" list.

                           (vii) Neither Seller has any contingent liabilities
                  under any Governmental Requirement to any Person, whether or not such contingent liability is required pursuant to generally accepted accounting principles to be reflected on the financial statements of Sellers, in connection with any emission, discharge or release of any hazardous or toxic waste, substance or constituent or any other substance into the environment caused by Seller; and

                           (viii) Neither Seller has handled, treated, stored,
                  generated, transported or disposed of any Waste Material in contravention of any Governmental Requirement, and there have been no acts or omissions of either Seller or any of either of their agents or employees that would result in liability under any Governmental Requirement.

                  (d) Sellers have, and have listed on Part 4.13 of the Disclosure Schedule, all necessary environmental and operations permits for operations relating to the Business or the Assets.

         4.17 No Underground Storage Tanks. Except as described in the Disclosure Schedule, there are no underground storage tanks located on any of the premises to be leased by Purchaser pursuant to the provisions of Article 15.

         4.18 Securities Laws Matters.

                  (a) Except as expressly set forth in the Registration Rights Agreements, Sellers recognize and understand that the Stock Consideration, the warrants described in Section 3.1 and the Common Stock issued upon exercise of such warrants (collectively, the "Securities") will not be registered under the Securities Act, or under the securities laws of any state (the Securities Act and such securities laws, collectively the "Securities Laws"). The Securities are not being so registered in reliance upon exemptions from the Securities Laws which are predicated, in part, on the representations, warranties and agreements of Sellers contained herein.

                  (b) (i) Sellers have business knowledge and experience, such experience being based on actual participation therein, (ii) Sellers are capable of evaluating the merits and risks of an investment in the Securities and the suitability thereof as an investment therefor,
         (iii) the Securities will be acquired solely for investment and not with a view toward resale or redistribution in violation of the Securities Laws, (iv) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of Purchaser or Rush or any Affiliate thereof or as to the value of the Securities and (v) Sellers are each an "accredited investor" within the meaning of (a) Regulation D promulgated by the SEC pursuant to the Securities Act and (b) the Arizona Securities Act and the regulations promulgated thereunder. Sellers understand that neither Purchaser nor Rush is under any obligation to file a registration statement or to take any other action under the Securities

         Laws with respect to any such Securities except as expressly set forth in the Registration Rights Agreements.

                  (c) Sellers have consulted with Sellers' own counsel in regard to the Securities Laws and are fully aware (i) of the circumstances under which Sellers are required to hold the Securities,
         (ii) of the limitations on the transfer or disposition of the Securities, (iii) that the Securities must be held indefinitely unless the transfer thereof is registered under the Securities Laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the Securities. Sellers have been advised by Sellers' counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and have been advised of the applicable limitations thereof. Sellers acknowledge that Purchaser and Rush are relying upon the truth and accuracy of the representations and warranties in this Section 4.18 by Sellers in consummating the transactions contemplated by this Agreement without registering the Securities under the Securities Laws.

                  (d) Sellers have been furnished with (i) the definitive proxy statement filed with the Commission in connection with the annual meeting of stockholders of Rush held on May 18, 1999 and (ii) copies of Rush's Amendment No. 2 to Form S-1Registration Statement and Prospectus to Form S-1 filed on Form 424(b)(4), Annual Report on Form 10-K for the year ended December 31, 1998, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, filed with the Commission under the Exchange Act. Sellers have been furnished with the complete financial statements of Rush for the fiscal years ended 1996, 1997 and 1998. Sellers have been furnished with a summary description of the terms of the Common Stock and Purchaser and Rush have made available to Sellers the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to Sellers as set forth herein or for the purpose of considering the transactions contemplated hereby. Rush has offered to make available to Sellers upon request at any time all exhibits filed by Rush with the Commission as part of any of the reports filed therewith.

                  (e) Sellers agree that the certificates representing the Securities will be imprinted with the following legend, the terms of which are specifically agreed to:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED

                  OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Sellers understand and agree that appropriate stop transfer notations will be placed in the records of Rush and with its transfer agent in respect of the Securities.

         4.19 Brokers and Finders. No broker or finder has acted for any Seller or Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of any Seller or Shareholder.

         4.20 Deposits. Neither Seller holds any deposits or prepayments by third parties with respect to any of the Assets or the Business ("Deposits") which are not reflected as liabilities on such Seller's Reference Balance Sheet. If either Seller holds any Deposits as of the Closing Date, Purchaser will be given credit against the cash portion of the Purchase Price of the applicable Seller for the amount of any such Deposits pursuant to Section 3.4 hereof.

         4.21 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other governmental authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

         4.22 Telephone Numbers. All telephone numbers used by either Seller in connection with the Business are included in the Assets and will not be used by any Seller or Shareholder following the Closing, except by Shareholder in the conduct of Purchaser's business.

         4.23 No Untrue Statements. The statements, representations and warranties of Sellers and Shareholder set forth in this Agreement, the Schedules, the Seller Certificate and the exhibits and annexes attached hereto do not include (and in the case of the Seller Certificate, will not include) any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. To the Best Knowledge of each Seller and Shareholder, there is no fact or matter that is not disclosed to Purchaser in this Agreement or the Schedules that materially and adversely affects or, so far as each Seller or Shareholder can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of any Seller or Shareholder to perform their respective obligations under this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Sellers as follows:

         5.1 Incorporation. Purchaser and Rush are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Texas, respectively.

         5.2 Authorization. Purchaser has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other laws affecting generally the rights of creditors or by principles of equity.

         5.3 SEC Documents. Rush has provided to Sellers and Shareholder copies of its Annual Report on Form 10-K for the year ended December 31, 1998, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, its proxy statement with respect to the Annual Meeting of Stockholders held on May 18, 1999, and its Amendment No. 2 to Form S-1 Registration Statement and Prospectus to Form S-1 filed on Form 424(b)(4) (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Rush included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Rush and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information for normal year-end adjustments). All material agreements, contracts and other documents required to be filed as exhibits to the SEC Documents have been so filed. The consolidated balance sheet included in Rush's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 reflects, as of the date thereof, all liabilities, debts and obligations of any nature, kind or manner of Rush and its subsidiaries, whether direct, accrued, absolute, contingent or otherwise, and whether due or to become due that are required to be reflected on such balance sheet under generally accepted accounting principles consistently applied.

         5.4 Brokers and Finders. No broker or finder has acted for Purchaser or Rush in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser or Rush.

         5.5 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or other charter documents or bylaws of Purchaser, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Purchaser is now a party or by which Purchaser or any of its properties or assets may be bound or affected; or (ii) result in any violation of any Governmental Requirement applicable to Purchaser.

         5.6 Stock Consideration. The shares of Common Stock representing the Stock Consideration to be delivered to Sellers are duly authorized and will be, when issued, validly issued, fully paid and non-assessable, and free and clear of all liens, claims, rights, charges, encumbrances and security interests of whatsoever nature or type other than those imposed by Sellers and restrictions imposed by Rule 144 and any other Securities Laws.

         6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDER. All statements of fact contained in this Agreement, the Schedules, the Seller Certificate and the exhibits and annexes attached hereto delivered by or on behalf of Sellers or Shareholder shall be deemed representations and warranties of Sellers and Shareholder hereunder. Regardless of any investigation at any time made by or on behalf of Purchaser, all indemnifications, guarantees, covenants, agreements, representations and warranties made by Sellers or Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive for eighteen months after the Closing Date, except with respect to (a) the representations and warranties set forth in Section 4.6, which shall survive until the sixth anniversary of the Closing Date, (b) the representations and warranties set forth in Sections 4.16 and 4.17, which shall survive until the fifth anniversary of the Closing Date and (c) the representations and warranties set forth in Section 4.18, which shall survive the Closing Date indefinitely.

         7. CONTRACTS PRIOR TO THE CLOSING DATE.

         7.1 Approval of Contracts. Except in the ordinary course of business and consistent with past practice, Sellers shall not enter into or amend any contracts related to the Business or the Assets between the date hereof and the Closing Date unless approved in writing by Purchaser. Sellers will provide all information relating to each such contract or amendment that is necessary or requested by Purchaser to enable Purchaser to make an informed decision regarding approval of such contract or amendment.

         7.2 Contracts Included in Assets. Any contracts, agreements or commitments (or amendments to such items) related to the Business or the Assets that are entered into by Sellers between the date hereof and the Closing Date and are approved pursuant to the provisions of Section

7.1, shall be included in the Assets (with no addition to the Purchase Price) and shall be assumed by Purchaser pursuant to Section 3.2.

         8. COVENANTS OF SELLERS AND SHAREHOLDER PRIOR TO CLOSING DATE. Sellers and Shareholder hereby jointly and severally covenant and agree that between the date of this Agreement and the Closing Date:

         8.1 Access to Information. Sellers shall afford to the officers and authorized representatives of Purchaser access to the plants, properties, documents, books and records of Sellers related to the Assets and the Business and shall furnish Purchaser with such financial and operating data and other information regarding the Assets and the Business and as Purchaser may from time to time reasonably request.

         8.2 General Affirmative Covenants. Each Seller shall, and Shareholder shall cause each Seller to:

                  (a) conduct the Business only in the ordinary course;

                  (b) maintain the Assets in good working order and condition, ordinary wear and tear excepted;

                  (c) perform all its obligations under agreements relating to or affecting the Assets or the Business;

                  (d) keep in full force and effect adequate insurance coverage on the Assets and the operation of the Business;

                  (e) use its best efforts to maintain and preserve the Business, and retain its present employees, customers, suppliers and others having business relations with it;

                  (f) duly and timely file all reports or returns required to be filed with any Governmental Authority, and promptly pay all Taxes levied or assessed upon it or its properties or upon any part thereof;

                  (g) duly observe and conform to all Governmental Requirements relating to the Assets or its properties or to the operation and conduct of its business and all covenants, terms and conditions upon or under which any of its properties are held;

                  (h) remove and have released, by payment or otherwise, all liens and encumbrances of any nature whatsoever on the Assets (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement);

                  (i) duly and timely take all actions necessary to carry out the transactions contemplated hereby;

                  (j) deliver to Purchaser on or before the 15th day of each month true and correct unaudited combined monthly balance sheets and statements of income for Southwest Peterbilt and affiliates for the immediately preceding month;

                  (k) deliver to Purchaser on or before the Closing Date any additional financial information reasonably requested by Purchaser to allow Purchaser to timely comply with its reporting requirements under the Exchange Act, all in form and substance sufficient to allow Purchaser to timely comply with such reporting requirements; and

                  (l) preserve and maintain the goodwill of the Business.

         8.3 General Negative Covenants. Sellers shall not take, and Shareholder will not permit either Seller to take, any of the following actions without the prior written consent of Purchaser:

                  (a) entering into or amending or assuming any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets (or of a type included in the Assets) other than in accordance with the provisions of Section 7.1;

                  (b) except in the ordinary course of business and consistent with past practice, selling, leasing, abandoning or otherwise disposing of any of the Assets, including, but not limited to, real property, machinery, equipment or other operating properties;

                  (c) engaging in any activities or transactions that might adversely affect the Assets or the Business;

                  (d) making any organizational change or personnel change, or increasing the compensation or benefits of any officer or employee of either Seller, other than normal compensation and benefit adjustments in the ordinary course of the Business consistent with past practice; or

                  (e) selling or agreeing to sell 10 or more new trucks in any single transaction or any series of related transactions at a gross margin of less than 3 1/2% or purchasing or agreeing to purchase 10 or more used trucks in a single transaction or any series of related transactions.

         8.4 Disclosure of Misrepresentations and Breaches. If any of the representations or warranties of Sellers or Shareholder hereunder are determined by Sellers or Shareholder to have been incorrect when made, or are determined by Sellers or Shareholder to be incorrect as of any date subsequent to the date hereof, or if any of the covenants of Sellers or Shareholder contained in this Agreement have not been complied with timely, then Sellers and Shareholder shall immediately notify

Purchaser to such effect (provided that such notice shall in no way limit the rights of Purchaser (i) under Articles 10 and 17 to terminate this Agreement or refuse to consummate the transactions contemplated hereby or (ii) to enforce any rights or remedies it may have hereunder).

         8.5 Government Filings. Sellers and Shareholder shall cooperate with Purchaser and its representatives in the preparation of any documents or other material that may be required by any Governmental Authority in connection with the Assets or the Business or the transactions contemplated hereby. With respect to any filing required by the HSR Act, Purchaser, on the one hand, and Sellers, on the other hand, shall split the cost of any such filing fees, and each party shall pay their own attorneys' fees.

         8.6 Access to and Inspection of Premises, Facilities and Equipment. Sellers shall afford the officers and authorized representatives of Purchaser access to the premises, facilities and tangible assets included in the Assets and the premises to be leased by Purchaser pursuant to the provisions of
Article 15 for the purpose of inspecting such premises, facilities and equipment in such manner as Purchaser shall deem appropriate, including, but not limited to, an environmental inspection and audit to be conducted by GEO-Consul. The cost of such environmental inspection and audit shall be split equally between Purchaser and Sellers, provided that GEO-Consul shall address all reports generated by such inspection and audit to Purchaser and Sellers and shall authorize Purchaser and Sellers to each rely on all reports generated by such inspection and audit. If upon completion of such inspection, Purchaser finds any conditions which Purchaser, in its sole discretion, considers to be unacceptable, Purchaser shall have the right to cause the applicable Seller to pay 50% of the first $200,000 to remedy such unacceptable condition and, in the event the amount required to remedy such unacceptable condition exceeds $200,000, Purchaser shall have the right to terminate this Agreement pursuant to Articles 10 and 17.

         9. COVENANTS REGARDING THE CLOSING.

         9.1 Covenants of Sellers and Shareholder. Sellers and Shareholder hereby covenant and agree that they shall (i) use commercially reasonable efforts to cause all of their representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of their obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to Purchaser at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, leases, transfer documents, receipts, and amendments contemplated by Article 10 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any of such additions or exceptions cause any of the conditions to Purchaser's obligations hereunder as set forth in Article 10 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Purchaser under Articles 10 and 18 to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

         9.2 Covenants of Purchaser. Purchaser hereby covenants and agrees that it shall (i) use commercially reasonable efforts to cause all of its representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of its obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date (provided that failure by Purchaser to comply with a second requirement for information under the HSR Act or to comply with any requested divestiture of assets or to enter into any consent or similar order or agreement shall not constitute a failure of Purchaser to use commercially reasonable efforts), and (iv) deliver to Sellers at the Closing the certificate contemplated by Article 11 (with such additions or exceptions to such certificate as are necessary to make the statements set forth in such certificate accurate, provided that if any of such additions or exceptions cause any of the conditions to Sellers' obligations hereunder as set forth in
Article 11 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Sellers under Articles 11 and 18 to terminate this Agreement or to refuse to consummate the transactions contemplated hereby).

         9.3 Inventory Audit. Within five days prior to Closing, Sellers and Purchaser shall each appoint one or more representatives knowledgeable in the heavy duty truck business, and shall cause such representatives to conduct an audit (in accordance with generally accepted accounting principles, consistently applied) of the inventory of the Assets as of the Closing Date. Each party shall bear their cost of conducting such audit.

         10. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder are, at the option of Purchaser, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Purchaser, in its sole discretion):

         10.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Sellers and Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each and all of the agreements and covenants of Sellers and Shareholder to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects. Sellers and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Sellers and Shareholder to all such effects or disclosing any such representation or warranty not so true and correct or any such agreement or covenant not so performed.

         10.2 No Governmental Actions. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement. No Governmental Authority shall have taken any other action as a result of which the management of Purchaser reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

         10.3 No Adverse Change. No material adverse change in the Business shall have occurred, and no loss or damage to any of the Assets, whether or not covered by insurance, shall have occurred since the Balance Sheet Date, and Sellers shall have delivered to Purchaser a certificate dated the Closing Date and executed by Sellers and Shareholder to all such effects.

         10.4 Update of Contracts. Sellers and Shareholder shall have delivered to Purchaser an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Part 4.8 of the Disclosure Schedule entered into since the date of this Agreement (including, but not limited to, amendments, if any, to the items listed on Part 4.8 of the Disclosure Schedule), and (ii) all other agreements, contracts and commitments related to the Business or the Assets entered into since the date of this Agreement, together with true, complete and accurate copies of all documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the items on the list (the "New Contracts"). Purchaser shall have the opportunity to review the New Contracts, and shall have the right to delay the Closing for up to five (5) days if it in its sole discretion Purchaser deems such a delay necessary to enable it to adequately review the New Contracts. All of the New Contracts that are approved in writing by Purchaser prior to the Closing, as it may be delayed, (whether such approval by Purchaser is given before or after the applicable Seller executes the New Contract) shall be included in the Assets (with no addition to the Purchase Price) and the future obligations of such Seller thereunder shall be assumed by Purchaser pursuant to Section 3.2. Any New Contracts that are not approved in writing by Purchaser prior to the Closing, as it may be delayed, shall remain the sole obligation of Sellers and shall not be assumed by Purchaser, and Purchaser shall have no obligation or liability with respect thereto.

         10.5 No Material Adverse Information. The investigations with respect to Sellers, the Assets and the Business, performed by Purchaser's professional advisors and other representatives shall not have revealed any material adverse information concerning Sellers, the Assets or the Business that has not been made known to Purchaser in writing prior to the date of this Agreement.

         10.6 Notices and Consents. No notice to or consent, authorization, approval or order of any Person shall be required for the consummation of the transactions contemplated by this Agreement (except for notices that have been duly and timely given and consents, authorizations and approvals that have been obtained). True and correct copies of all required notices, consents, authorizations and approvals shall have been delivered to Purchaser and shall be satisfactory in form and substance to Purchaser and its counsel.

         10.7 Employment Agreements. Each of James E. Donahue, John T. Donahue and Edward T. Donahue, Jr. shall have executed and delivered to Purchaser an employment agreement in substantially the form of the agreement attached hereto as Exhibit 10.7(a) ("Non-Shareholder Employment Agreements") and Shareholder shall have executed and delivered to Purchaser an employment agreement in substantially the form of the agreement attached hereto as Exhibit 10.7(b) (the "Shareholder Employment Agreement").

         10.8 Lease Documents. Sellers shall have executed and delivered to Purchaser the Lease Documents; DI Investment shall have executed, acknowledged and delivered to Purchaser a memorandum of lease for the Phoenix Lease and, if applicable, the Tucson Purchaser Lease, each in form and substance reasonably acceptable to the parties thereto; and the Flagstaff Landlord, the Chandler Landlord and the Tucson Landlord, as applicable, shall have executed and delivered to Purchaser a landlord estoppel and consent relating to the Flagstaff Lease, the Chandler Lease and the Tucson Lease, each in form and substance reasonably acceptable to Purchaser.

         10.9 Other Documents. Sellers and Shareholder shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Purchaser or its attorneys may reasonably request.

         10.10 Dealer License. Purchaser shall have obtained written approval to be licensed as a New Motor Vehicle Dealer by the appropriate department or agency of the State of Arizona to do business as a motor vehicle dealer at the present locations of the dealerships; provided, however, that Purchaser shall use its reasonable best efforts to secure such approval prior to Closing.

         10.11 Inventory Audit. The inventory audit contemplated by Section 9.3 shall have been completed and the results thereof shall be satisfactory to Purchaser.

         10.12 Due Diligence. Purchaser shall be satisfied with the results of its continuing legal, accounting and other due diligence regarding Sellers and the Business.

         10.13 Dealership Agreement. Purchaser and PACCAR shall have executed and delivered a dealer sales and service agreement, and ancillary or related agreements, in form and substance satisfactory to Purchaser.

         10.14 Governmental Approvals. All necessary government and regulatory approvals have been obtained and all required waiting periods under the HSR Act shall have expired or been terminated.

         11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligations of Sellers hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Sellers in their sole discretion):

         11.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each of the agreements and covenants of Purchaser to be performed on or before the Closing Date shall have been performed. Purchaser shall have delivered to Sellers a certificate dated the Closing Date and executed by Purchaser to all such effects.

        11.2 Governmental Approvals. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement. No Governmental Authority shall have taken any other action as a result of which the management of Sellers reasonably deem it inadvisable to proceed with the transactions contemplated by this Agreement.

         11.3 Employment Agreements. Purchaser shall have executed and delivered the Non- Shareholder Employment Agreements and the Shareholder Employment Agreement.

         11.4 Lease Documents. Purchaser shall have executed and delivered to Seller or DI Investment, as applicable, the Lease Documents.

         11.5 Other Documents. Purchaser shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Sellers or Shareholder or their attorneys may reasonably request, including stock certificates evidencing the Stock Consideration.

         11.6 Inventory Audit. The inventory audit contemplated by Section 9.3 shall have been completed and the results thereof satisfactory to Sellers.

         11.7 Registration Rights Agreement. Rush shall have executed and delivered to Sellers the registration rights agreement in substantially the form attached hereto as Exhibit 11.7(a) and, if Shareholder elects to receive the Warrants referenced in Section 3.1, the registration rights agreement in substantially the form attached hereto as Exhibit 11.7(b) (collectively, the "Registration Rights Agreements").

         11.8 Listing of Stock Consideration. Rush shall have listed the shares of Common Stock representing the Stock Consideration on The Nasdaq National Market.

         11.9 Tucson Lease Guaranty Release. Shareholder and Constance Donahue shall have been released from all obligations under the guaranty each has signed relating to the Tucson Lease.

         11.10 Operating Agreements. Purchaser shall have executed and delivered an Operating Agreement relating to the GMC inventory of new and used vehicles, parts and accessories held by Sellers as of the Closing in substantially the form of the agreement attached hereto as Exhibit 11.10 (the "GMC Operating Agreement").

         11.11 Governmental Approvals. All necessary government and regulatory approvals have been obtained and all required waiting periods under the HSR Act shall have expired or been terminated.

         12. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

         12.1 Further Assurances. After Closing, as and when requested by any party hereto from time to time, the other parties hereto shall and shall cause their Affiliates to execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Agreement including, without limitation, executing and delivering any instrument Purchaser may request to convey the Assets to Purchaser as required by this Agreement.

         12.2 Delivery of Funds and Other Assets Collected by Sellers. To the extent either Seller receives any funds or other assets in payment of receivables, or in connection with any other Assets, being sold to Purchaser pursuant hereto, Sellers shall immediately deliver such funds and assets to Purchaser and take all steps necessary to vest title to such funds and assets in Purchaser.

         12.3 Change of Name of Sellers. Immediately upon the occurrence of the Closing, Sellers and Shareholder shall cease using the name "Southwest Peterbilt", "Southwest Truck Center" "Southwest Peterbilt - GMC Trucks", "Southwest Peterbilt - Ford Trucks" and "Southwest Truck Leasing" and all derivations thereof, and covenant and agree that after Closing they will not, directly or indirectly, use such names or any derivation thereof, in connection with selling, servicing, renting, leasing, insuring or financing new or used Class 3 through 8 trucks; provided (i) Shareholder may use such names for a period of one year following the Closing for the sole purpose of winding up the affairs of Sellers, so long as such use does not involve the selling, servicing, renting, leasing, insuring or financing new or used Class 3 through 8 trucks, or interfere with the use of such names by Rush or any of its Affiliates, and (ii) Seller and Shareholder may use such names in connection with selling, renting or leasing any Excluded Asset.

         12.4 Access to Files. For a period of five years after the Closing, or such longer term as Sellers or Shareholder may reasonably require if any Seller or Shareholder is then involved in litigation or under investigation or audit by a governmental agency or bureau relating to Sellers or the Assets, Purchaser shall maintain and give Sellers and Shareholder and their respective representatives full access to the premises of Purchaser and full access to, and shall permit Sellers and Shareholder and their respective representatives, at their own expense, to make photocopies of, all originals of the files and records relating to Sellers or the Assets.

         12.5 Exchange Act Filing; Cooperation. After the Closing, Sellers shall, at the cost and expense of Purchaser, reasonably cooperate with and provide information to Purchaser as is necessary for Purchaser to comply with its reporting obligations under the Exchange Act.

         12.6 Nondisclosure of Confidential Information.

                  (a) By Sellers and Shareholder. Sellers and Shareholder recognize and acknowledge that they have and will have access to certain confidential information of Sellers that is included in the Assets (including, but not limited to, lists of customers, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Sellers and Shareholder agree that they will not disclose, and they will use their best efforts to prevent disclosure by any other Person of, any such confidential information to, nor any discussion of any of the terms of this Agreement with, any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser. Sellers and Shareholder recognize and agree that violation of any of the agreements contained in this
         Section 12.6(a) will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have at law or in equity against Sellers or Shareholder.

                  (b) By Purchaser. Purchaser recognizes and acknowledges that it may have access to certain confidential information of Sellers that is not included in or connected with the Assets and not used or necessary for the Business that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Sellers. Purchaser agrees that it will not disclose, and will use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser. Purchaser recognizes and agrees that violation of any of the agreements contained in this Section 12.6(b) will cause irreparable damage or injury to Sellers, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Sellers shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Sellers may have at law or in equity against Purchaser.

                  (c) Exceptions. The foregoing restrictions will not apply to any information which (a) becomes available to the public generally (otherwise than by reason of a breach of the provisions of this Section 12.6), (b) can be shown by written records to have been known by the disclosing party prior to the date of this Agreement or (c) is lawfully acquired by the disclosing party from another person. In the event any confidential information protected by this Section 12.6 is required to be disclosed under court or governmental order, rule or regulation, the party required to disclose such confidential information shall immediately provide the party entitled to protection hereunder with notice thereof and shall give full and complete cooperation to such party in its efforts to object to, and to obtain protection of any confidential information that is the subject of, such required disclosure.

         12.7 Assignment of Contracts. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any Contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (ii) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Sellers would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every Contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such Contracts may be realized for the benefit of Purchaser, Sellers, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Sellers under such Contracts may be performed in such manner that the value of such Contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim. Sellers shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand. Nothing in this Section 12.7 shall relieve Sellers or Shareholder of their obligations to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, or shall relieve Sellers or Shareholder from any liability to Purchaser for failure to obtain such consents.

         12.8 Non-Compete, Non-Solicitation.

                  (a) Non-Competition. In consideration of the benefits of this Agreement to Sellers and Shareholder and as a material inducement to Purchaser to enter into this Agreement and to pay the Purchase Price, Sellers and Shareholder, hereby covenant and agree that for a period of five years after the Closing Date, Sellers and Shareholder shall not, and each shall cause their Affiliates (not including any family member of Shareholder) not to, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages in the sale, servicing, renting, leasing, insuring or financing of new or used Class 3 through 8 truck (not including construction equipment) in any geographical or commercial markets in which Rush or any of its Affiliates (including Purchaser) conducts business on the Closing Date; provided, however, the foregoing shall not, in any event, prohibit Sellers or Shareholder from (i) purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts such business, so long as neither of Sellers nor Shareholder participate in any way in the management, operation or control of such entity or (ii) selling, leasing or otherwise disposing of any vehicles, parts and accessories inventory or chassis kits held by the Business as of the Closing Date that are not transferred to Purchaser pursuant to the terms of this Agreement. It is further recognized and agreed that, even though the activity may not be restricted under the foregoing provision, for a period of five years following the Closing Date, neither Sellers nor Shareholder shall, and each shall cause their Affiliates not to, provide any services to any person or entity which may be used against, or in conflict with the interests of, Purchaser or an Affiliate of Purchaser.

                  (b) Judicial Reformation. Sellers and Shareholder acknowledge that, given the nature of Purchaser and its Affiliates' business, the covenants contained in this Section 12.8 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of Purchaser and its Affiliates' business and to protect their legitimate business interests. If, however, this Section 12.8 is determined by any court of competent jurisdiction or an arbitrator pursuant to Section 20.1 to be unenforceable by reason of it extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court or arbitrator.

                  (c) Customer Lists, Non-Solicitation. In consideration of the benefits of this Agreement to Sellers and Shareholder and as a material inducement to Purchaser to enter into this Agreement and to pay the Purchase Price, Sellers and Shareholder hereby further covenant and agree that for a period of five years following the Closing Date, Sellers and Shareholder shall not, and each shall cause their Affiliates not to, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of either of Sellers, Purchaser or any Affiliate of Purchaser or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of either of Sellers, Purchaser or any Affiliate of Purchaser, or (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of either of Sellers, Purchaser or any Affiliate of Purchaser.

                  (d) Equitable Relief. In the event of a breach or a threatened breach by Shareholder or either of Sellers of any of the provisions contained in this Section 12.8, each acknowledges that Purchaser and its Affiliates will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, Purchaser shall be entitled, without the necessity of posting a bond, to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that Purchaser may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

                  (e) Covenants Independent. The covenants of Sellers and Shareholder contained in this Section 12.8 will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by Sellers or Shareholder, or any of them, against Purchaser or any Affiliate of Purchaser will not constitute a defense to the enforcement by Purchaser of said provisions. Sellers and Shareholder understand that the provisions contained in this Section 12.8 are essential elements of the transactions contemplated by this Agreement and, but for their agreement to be bound by the provisions of this Section 12.8, Purchaser would not have agreed to enter into this Agreement and the transactions contemplated herein. Each of Sellers and Shareholder has been advised to consult with, and represents that it or he has consulted with, counsel in order to be informed in all respects concerning the reasonableness and propriety of the provisions of this Section 12.8 and each acknowledges that the provisions of this Section 12.8 are reasonable in all respects.

         12.9 Agreement Regarding GMC Excluded Assets. If as of the date that is six months after the Closing Date, Purchaser has not entered into a dealer sales and service agreement with GMC, the GMC Excluded Assets have not been sold pursuant to the GMC Operating Agreement and Sellers are not able to transfer the GMC Excluded Assets to GMC or an Affiliate of GMC, Purchaser will purchase the GMC Excluded Assets from Sellers and Sellers shall sell the GMC Excluded Assets to Purchaser for the price indicated for such items in Section
3.1. The closing for such sale and purchase shall take place at a date and time that is mutually agreeable to the parties, which shall be no more than 30 days after Sellers provide Purchaser written notice that Sellers are not able to transfer the GMC Excluded Assets to GMC or an Affiliate of GMC. Sellers, at their sole cost and expense, shall provide all documentation and evidence reasonably requested by Purchaser to enable Purchaser to verify that the conditions to Purchaser's purchase obligations hereunder have been satisfied. At such closing, Purchaser shall pay the amount due Sellers by wire transfer of immediately available funds to an account jointly designated by Sellers.

         13. INDEMNITY BY SELLERS AND SHAREHOLDER.

         13.1 Indemnity. Sellers and Shareholder (collectively, the "Seller Indemnifying Parties", and individually, a "Seller Indemnifying Party") shall, and hereby do, jointly and severally indemnify, hold harmless and defend Purchaser and its officers, directors, employees, agents, consultants, representatives and Affiliates (collectively, the "Purchaser Indemnified Parties") from and against any and all penalties, demands, damages, punitive damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including, without limitation, interest and penalties thereon) and remediation costs and expenses (including, without limitation, reasonable attorneys' fees), of or to any of the Purchaser Indemnified Parties ("Purchaser Damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Purchaser Indemnified Parties by any Person resulting or arising from or incurred in connection with any one or more of the following (provided that this Section 13.1 shall not apply to any items that have been expressly assumed by Purchaser under this Agreement):

                  (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability or claim for liability arises in connection with any action, omission or event occurring on or prior to the Closing Date (including, but not limited to, claims for product liability with respect to products manufactured, distributed or sold by either Seller on or prior to the Closing Date);

                  (b) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any liens, obligations or encumbrances of any nature whatsoever against or in any way related to the Assets or the Business which have not been expressly assumed by Purchaser hereunder;

                  (c) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to Taxes of either Seller;

                  (d) any liability or claim for liability (whether or not successful) related to any lawsuit or threatened lawsuit or claim involving any Seller Indemnifying Party other than claims brought by any Seller Indemnifying Parties pursuant to Article 14;

                  (e) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of a Seller Indemnifying Party under this Agreement or from any misrepresentation in or omission from any Schedule, the Seller Certificate or the exhibits and annexes hereto;

                  (f) any liability or claim for liability against Purchaser or any of the Assets to the extent such liability or claim for liability arises in connection with the failure of Purchaser and Sellers to comply with any applicable bulk transfer law; and

                  (g) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including costs of court and reasonable attorneys' fees) incident to any of the foregoing.

         13.2 Environmental Liability of the Seller Indemnifying Parties. Notwithstanding anything herein to the contrary, the Seller Indemnifying Parties shall have no liability or obligation to indemnify hereunder for any Purchaser Environmental Liabilities arising from acts, events or omissions occurring prior to either of Sellers' operation of the Business on any real property owned, leased or used by either of Sellers or any environmental condition or liability disclosed on the Disclosure Schedule. The Seller Indemnifying Parties, jointly and severally, shall retain liability for, and the Seller Indemnifying Parties, jointly and severally, shall indemnify, hold harmless and defend the Purchaser Indemnified Parties from and against all claims (whether in contract, in tort or otherwise, and whether or not successful), fines, penalties, liabilities, damages and losses, including but not limited to remedial, removal, response, abatement, clean-up, investigation and monitoring costs and any other related costs and expenses incurred (whether any claims or causes of action relating thereto be asserted in common law or under statute and regardless of form including strict liability and negligence) (collectively referred to as "Purchaser Environmental Liabilities") arising from (a) any violation of any Requirement of Environmental Law or Environmental Permits (as those terms are hereinafter defined) of any Seller Indemnifying Party occurring or existing between the date either Seller began conducting business on each parcel of real estate owned, leased or used by either Seller and the Closing Date, (b) any acts, omissions, conditions, facts, or circumstances occurring or existing between the date either Seller began conducting business on each parcel of real estate owned, leased or used by either Seller and the Closing Date with respect to the Assets, the Business or the operations of Sellers which give rise to an Environmental Claim (as hereinafter defined) before or after the date hereof, and (c) any failure of any Seller Indemnifying Party to obtain or maintain, between the date either Seller began conducting business on each parcel of real estate owned, leased or used by either Seller and the Closing Date, any Environmental Permit. For purposes of this Section 13.2, the term "Environmental Claim" means any action, lawsuit, claim or proceeding by any Person relating to the Assets or the Business or the operations or the business of either Seller which seeks to impose liability for (i) noise, (ii) pollution or contamination or threatened pollution or contamination of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances or (v) non-compliance with any Requirement of Environmental Law. An "Environmental Claim" includes, without limitation, a proceeding to terminate a permit or license to the extent that such a proceeding attempts to redress violations of the applicable permit or license or any Requirement of Environmental Law as alleged by any Governmental Authority. For purposes of this Section 13.2, the term "Environmental Permit" means any permit, license, approval or other authorization related to, used in connection with or necessary for the operation or use of the Business or the Assets, or the operations or the businesses of either Seller under any applicable Requirement of Environmental Law. For purposes of this Section 13.2, the term "Requirement of Environmental Law" means all Governmental Requirements related to health or the environment, including, but not limited to, all Governmental Requirements that relate to (i) noise, (ii) pollution or protection of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances, or (v) any other matters related to health or the environment.

         13.3 Notice of Claim. Purchaser agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it or any Purchaser Indemnified Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any Person with respect to any matter as to which any of the Purchaser Indemnified Parties are entitled to indemnity under the provisions of this Agreement (such actions being collectively referred to herein as a "Purchaser Claim"), Purchaser will give prompt notice thereof in writing to the Seller Indemnifying Parties together with a statement of such information respecting any of the foregoing as it shall then have; provided that any delay in giving or failure to give such notice shall not limit the rights of Purchaser or any Purchaser Indemnified Party to indemnity hereunder except in accordance with the time limitations provided in Section 13.10 and to the extent that the Seller Indemnifying Parties are shown to have been damaged by such delay or failure.

         13.4 Right of the Seller Indemnifying Parties to Participate in Defense. With respect to any Purchaser Claim as to which any of the Purchaser Indemnified Parties seeks indemnity hereunder, Purchaser shall provide the Seller Indemnifying Parties with the opportunity to participate in the defense of such Purchaser Claim with counsel of the Seller Indemnifying Parties' choice and at the Seller Indemnifying Parties' cost and expense and shall not, without the consent of Shareholder, which consent shall not be unreasonably withheld, settle any such Purchaser Claim, so long as the Seller Indemnifying Parties shall have unconditionally acknowledged their obligation to indemnify hereunder with respect to such Purchaser Claim. To the extent reasonably requested by Purchaser, the Seller Indemnifying Parties shall reasonably cooperate with Purchaser and its representatives and counsel in any dispute or defense related to any Purchaser Claim.

         13.5 Payment. The Seller Indemnifying Parties shall promptly pay to Purchaser or such other Purchaser Indemnified Party as may be entitled to indemnity hereunder in cash by wire transfer the amount of any Purchaser Damages to which Purchaser or such Purchaser Indemnified Party may become entitled by reason of the provisions of this Agreement.

         13.6 Limit of Liability of the Seller Indemnifying Parties. Notwithstanding any other provisions of this Agreement, the aggregate liability of the Seller Indemnifying Parties under this Agreement and the New Mexico Purchase Agreement, whether as a party to this Agreement or as guarantor of Sellers' obligations under this Agreement or the New Mexico Purchase Agreement, shall be limited to $3,000,000, except that such limit shall be $5,000,000 for breach of the representations and warranties set forth in Sections 4.6, 4.16 and 4.17 or any indemnification claim under this Agreement relating to environmental matters.

         13.7 Limitations on Indemnification. Notwithstanding any provision of this Agreement, the Seller Indemnifying Parties shall not be liable for any matter that could be made the subject of a claim under this Article 13 or under
Article 13 of the New Mexico Purchase Agreement regarding any claims, losses, expenses or other liabilities until the aggregate amount thereof exceeds $250,000 and after such threshold amount has been attained, all claims, other than those aggregated to reach the threshold, shall be indemnified hereunder.

         13.8 Insurance and Refunds. The Seller Indemnifying Parties' indemnification obligations shall be reduced to the extent that the subject matter of the claim is covered by and paid to Purchaser or its Affiliates pursuant to a warranty or indemnification from a third party or third party insurance. The amount of indemnification due from the Seller Indemnifying Parties with respect to any claim shall be reduced by the effect of any tax deduction, credit, refund or other tax benefit to Purchaser or it Affiliates relating to the same tax period and resulting from the subject matter of that claim and such indemnification.

         13.9 Offset Provisions. Notwithstanding any other provisions of this Agreement, in the event, between the Closing Date and the date the Bonus Payment is paid, the Seller Indemnifying Parties become obligated to pay sums to Purchaser or any Purchaser Indemnified Party under this Agreement or any of the documents or agreements referenced herein or contemplated hereby (whether as a result of indemnity, breach of contract or otherwise), Purchaser shall have the right to and shall be obligated to reduce and offset payments due on the Bonus Payment in such amount or amounts as Purchaser (and any Purchaser Indemnified Party that is not promptly paid by the Seller Indemnifying Parties) is entitled to receive from the Seller Indemnifying Parties, and any such offset shall be deemed to be a payment of the Bonus Payment to the extent of such offset; provided, however, that any such offset shall not relieve the Seller Indemnifying Parties from paying all amounts that are due in excess of the amount offset. Prior to any offset under this Section 13.9, Purchaser shall have provided to the Seller Indemnifying Parties a notice of Purchaser Claim as described in Section 13.3 or an otherwise reasonably detailed description of the matter giving rise to such offset.

         13.10 Time Limits for Indemnity Claims. Any claim for indemnification under this Article 13 must be made within the time periods set forth in Article 6.

         14. INDEMNITY BY PURCHASER.

         14.1 Indemnity. Purchaser shall, and hereby does indemnify, hold harmless and defend Sellers and Shareholder (the "Seller Indemnified Parties") at all times from and after the date of this Agreement, from and against any and all penalties, demands, damages, punitive damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including, without limitation, interest and penalties thereon), remediation costs and expenses (including, without limitation, reasonable attorneys' fees), of or to any of the Seller Indemnified Parties ("Seller Damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Seller Indemnified Parties by any Person resulting or arising from or incurred in connection with any one or more of the following:

                  (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability or claim for liability arises in connection with any action, omission or event occurring after the Closing Date (including, but not limited to, claims for product liability with respect to products manufactured, distributed or sold by Purchaser after the Closing
         Date); and

                  (b) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Sellers or Shareholder pursuant to the terms of this Agreement.

         14.2 Environmental Liability of Purchaser. Notwithstanding any other provision of this Agreement, including, but not limited to the rights to indemnity set forth in Section 14.1, and in addition thereto, Purchaser shall indemnify, hold harmless and defend the Seller Indemnified Parties, at all times from and after the Closing Date, from and against all claims (whether in contract, in tort or otherwise, and whether or not successful), fines, penalties, liabilities, damages and losses, including but not limited to remedial, removal, response, abatement, clean-up, investigation and monitoring costs and any other related costs and expenses incurred (whether any claims or causes of action relating thereto be asserted in common law or under statute and regardless of form including strict liability and negligence) (collectively referred to as "Seller Environmental Liabilities") arising from (a) any violation of any Requirement of Environmental Law or Environmental Permits (as those terms are hereinafter defined) of Purchaser occurring after the Closing Date, (b) any acts, omissions, conditions, facts, or circumstances occurring after the Closing Date with respect to the Assets, the Business or the operations of Purchaser which give rise to an Environmental Claim (as hereinafter defined) during the time Purchaser is the owner of the Assets and the operator of the Business, and (c) any failure of Sellers or Shareholder to obtain or maintain after the Closing Date, any Environmental Permit. For purposes of this
Section 14.2, the term "Environmental Claim" means any action, lawsuit, claim or proceeding by any Person relating to the Assets or the Business or the operations or the Business which seeks to impose liability for (i) noise, (ii) pollution or contamination or threatened pollution or contamination of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances or (v) non-compliance with any Requirement of Environmental Law. An "Environmental Claim" includes, without limitation, a proceeding to terminate a permit or license to the extent that such a proceeding attempts to redress violations of the applicable permit or license or any Requirement of Environmental Law as alleged by any Governmental Authority. For purposes of this Section 14.2, the term "Environmental Permit" means any permit, license, approval or other authorization related to, used in connection with or necessary for the operation or use the Business or the Assets, or the operations or the Business under any applicable Requirement of Environmental Law. For purposes of this Section 14.2, the term "Requirement of Environmental Law" means all Governmental Requirements related to health or the environment, including, but not limited to, all Governmental Requirements that relate to (i) noise, (ii) pollution or protection of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances, or (v) any other matters related to health or the environment. Notwithstanding anything herein to the contrary, Purchaser shall have no liability or obligation to indemnify hereunder for any Seller Environmental Liabilities arising from acts, events or omissions occurring after Purchaser ceases to operate the Business on any of the premises to be owned, leased or used by Purchaser pursuant to the provisions of Article 15.

         14.3 Notice of Claim. Sellers and Shareholder agree that upon their discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by Sellers or Shareholder of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any Person with respect to any matter as to which Sellers or Shareholder are entitled to indemnity under the provisions of this Agreement (such actions being collectively referred to herein as a "Seller Claim"), Sellers and Shareholder will give prompt notice thereof in writing to Purchaser together with a statement of such information respecting any of the foregoing as they shall then have; provided that any delay in giving or failure to give such notice shall not limit the rights of Sellers or Shareholder to indemnity hereunder except to the extent that Purchaser is shown to have been damaged by such delay or failure.

         14.4 Right of Purchaser to Participate in Defense. With respect to any Seller Claim as to which Sellers or Shareholder seeks indemnity hereunder, Sellers and Shareholder shall provide Purchaser with the opportunity to participate in the defense of such Seller Claim with counsel of Purchaser's choice and at Purchaser's cost and expense. To the extent reasonably requested by Sellers and Shareholder, Purchaser shall reasonably cooperate with Sellers and Shareholder and their representatives and counsel in any dispute or defense related to any Seller Claim.

         14.5 Payment. The Purchaser Indemnifying Parties shall promptly pay to Sellers and/or Shareholder, as applicable, in cash by wire transfer the amount of any Seller Damages to which Sellers and/or Shareholder, as applicable, may become entitled by reason of the provisions of this Agreement.

         14.6 Limitations on Indemnification. Notwithstanding any provision of this Agreement, Purchaser shall not be liable for any matter that could be made the subject of a claim under this Article 14 and Article 14 of the New Mexico Purchase Agreement regarding any claims, losses, expenses or other liabilities until the aggregate amount thereof exceeds $250,000 and after such threshold amount has been attained, all claims, other than those aggregated to reach the threshold, shall be indemnified hereunder.

         14.7 Insurance and Refunds. Purchaser's indemnification obligations shall be reduced to the extent that the subject matter of the claim is covered by and paid to Sellers or their Affiliates pursuant to a warranty or indemnification from a third party or third party insurance. The amount of indemnification due from Purchaser with respect to any claim shall be reduced by the effect of any tax deduction, credit, refund or other tax benefit to either of Sellers or their Affiliates relating to the same tax period and resulting from the subject matter of that claim and such indemnification.

         15. REAL PROPERTY.

                  (a) Chandler, Arizona Dealership. At Closing, Southwest Peterbilt shall assign to Purchaser its rights and Purchaser shall assume Southwest Peterbilt's obligations under that certain Lease Agreement between Southwest Peterbilt and Orsett/Palm Limited Partnership ("Chandler Landlord") dated May 14, 1995 (the "Chandler Lease") relating to property on which Southwest Peterbilt's Chandler, Arizona dealership is located. To evidence such assignment and assumption, Southwest Peterbilt and Purchaser shall enter into an Assignment and Assumption of Tenant's Interest in Lease in substantially the form attached hereto as Exhibit 15(a) (the "Chandler Assignment"). Southwest Peterbilt shall obtain all consents necessary to assign its rights and obligations under the Chandler Lease to Purchaser at Closing.

                  (b) Flagstaff, Arizona Dealership. At Closing, Southwest Peterbilt shall assign to Purchaser its rights and Purchaser shall assume Southwest Peterbilt's obligations under that certain Lease Agreement between Southwest Peterbilt and Roger and Kathy Esplin, trustees ("Flagstaff Landlord") dated July 1, 1994 (the "Flagstaff Lease") relating to property on which Southwest Peterbilt's Flagstaff, Arizona dealership is located. To evidence such assignment and assumption, Southwest Peterbilt and Purchaser shall enter into an Assignment and Assumption of Tenant's Interest in Lease attached hereto as Exhibit 15(b) (the "Flagstaff Assignment"). Southwest Peterbilt shall obtain all consents necessary to assign its rights and obligations under the Flagstaff Lease to Purchaser at Closing, including, without limitation, the assignment of the purchase option in favor of Southwest Peterbilt contained therein.

                  (c) Tucson, Arizona Dealership. Sellers represent and warrant to Purchaser that Southwest Peterbilt is currently leasing the property on which Southwest Peterbilt's Tucson, Arizona dealership is located (the "Tucson Dealership Property") pursuant to a certain Lease Agreement between Southwest Peterbilt and Gene I. and Marvyl W. Wendt (the "Tucson Landlord") dated October 6, 1993 (the "Tucson Lease") and that DI Investment has entered into a Contract for Sale and Purchase (the "Tucson Landlord Purchase Agreement") pursuant to which DI Investment has agreed to purchase from the Tucson Landlord, and the Tucson Landlord has agreed to sell to DI Investment, the Tucson Property. At Closing:

                           (i) If DI Investment and the Tucson Landlord have not closed on the Tucson Landlord Purchase Agreement, Southwest Peterbilt and Purchaser shall enter into a sublease agreement (the "Tucson Sublease") in form and substance acceptable to Purchaser pursuant to which Purchaser will sublease from Southwest Peterbilt the Tucson Dealership Property on the same terms and conditions as the Tucson Lease, and Shareholder shall cause DI Investment to use its best efforts to close as soon thereafter as reasonably possible on such purchase agreement. As soon as reasonably possible after the closing on such purchase agreement, Purchaser and DI Investment shall close on the Tucson Purchase Agreement, provided that the conditions to closing contained therein are met or waived by the appropriate party. Southwest Peterbilt shall use reasonable efforts to obtain all consents necessary to sublease the Tucson Dealership Property to Purchaser at Closing.

                           (ii) If DI Investment and the Tucson Landlord have closed on the Tucson Landlord Purchase Agreement, DI Investment and Purchaser shall enter into a lease agreement in substantially the form of the Lease Agreement attached hereto as Exhibit 15(c) (the "Tucson Purchaser Lease"), and DI Investment and Purchaser will each use their reasonable efforts to close as soon thereafter as reasonably possible on the Tucson Purchase Agreement, provided the conditions to closing contained therein are met or waived by the appropriate party.

                  (d) Phoenix, Arizona Dealership. At Closing, Shareholder shall cause DI Investment, to enter into a lease agreement with Purchaser in substantially the form of the Lease Agreement attached hereto as Exhibit 15(d) (the "Phoenix Lease"), pursuant to which DI Investment will lease to Purchaser the property on which Southwest Peterbilt's Phoenix, Arizona dealership is located, and DI Investment and Purchaser will each use their reasonable efforts to close as soon thereafter as reasonably possible on the Phoenix Purchase Agreement, provided the conditions to closing contained therein are met or waived by the appropriate party.

         Shareholder shall cause DI Investment to fulfill its obligations under Sections 15(c) and (d).

         16. SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLERS.

         16.1 New Employees of Purchaser. It is the intention of Purchaser, and Sellers hereby acknowledge and agree with such position, that any employees of Sellers that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, which ever is later. Such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.

         16.2 No Hiring Commitment. Purchaser specifically does not commit to hire any of the employees of the Business, and Sellers specifically understand and acknowledge this fact. However, notwithstanding Purchaser's position, Purchaser will review its needs in anticipation of the purchase of the Assets with a view to hiring certain of the employees of Sellers as of the Closing Date. In its review, Purchaser expects to be able to review employee records and conduct employee interviews. Sellers agree that after the date hereof they will make, on a confidential basis, their respective employee records available to Purchaser and permit Purchaser to contact their respective employees for the purpose of conducting employee interviews. Sellers further agree to make employees designated by Purchaser available to Purchaser for such purpose.

         16.3 Existing Employee Benefit Plans; Assumption of Vacation and Sick Leave Obligations. At the Closing, Purchaser shall assume Sellers' obligations to employees of Sellers hired by Purchaser for accrued but unused vacation and sick leave, and the Purchase Price shall be reduced by the dollar value of such obligation. Except for vacation and sick leave time assumed by Purchaser as set forth above, Purchaser shall have no obligation after the Closing to continue any pension plans or work benefit plans currently offered by Sellers to their employees. Except for vacation and sick leave time assumed by Purchaser as set forth above, Sellers and Shareholder jointly and severally agree to indemnify and hold harmless Purchaser from and against any claim which may arise because of the failure to continue such pension plans or work benefit programs.

         17. TERMINATION. This Agreement may be terminated without further obligation of the parties, as follows:

         17.1 Mutual Consent. This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties hereto.

         17.2 Failure of Conditions. This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement, to such party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination for any other reason shall not otherwise limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

         17.3 Failure to Close. This Agreement will automatically terminate on December 1, 1999, if the Closing shall not have occurred on or before such date, unless the parties shall have otherwise agreed in writing prior to such date. No party will be liable in damages to any other party as a result of termination pursuant to this Article 17 unless the failure of the Closing was due to the failure of such party to comply with the terms of this Agreement.

         18. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

                  (a)      If to Purchaser, at:

                           If mailed:

                                    P.  O.  Box 34630
                                    San Antonio, Texas 78265

                           If personally delivered or delivered by overnight courier:

                                    8810 IH 10 East
                                    San Antonio, Texas 78219

                                    Attention: W. Marvin Rush
                                    Facsimile No.: (210) 662-8017

                           With a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    300 Convent Street, Suite 2200
                                    San Antonio, Texas  78205

                                    Attention: Phillip M. Renfro, Esq.
                                    Facsimile No.:  (210) 270-7205


                  (b)      If to any of Sellers or Shareholder, at:

                                    1117 Oro Vista
                                    Litchfield Park, AZ  85340
                                    Attention: Edward Donahue, Sr.

                           With a copy to:

                                    Greenberg, Traurig, P.A.
                                    One East Camelback Road, Suite 1100
                                    Phoenix, Arizona 85012
                                    Attention: Robert S. Kant, Esq.
                                    Facsimile No.: (602) 263-2900

Any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Article 18 shall be effective when received at the address for notice for the party to which the notice is given.

         19. GENERAL PROVISIONS.

         19.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict-of-law principles. The parties agree to submit to the jurisdiction of the state and federal courts of the State of Arizona with respect to the breach or interpretation of Sections 12.3 and 12.8 of this Agreement or the enforcement of any and all rights, duties, obligations, powers and other relations among the parties arising under this Agreement. Exclusive venue for any action arising under Sections 12.3 and 12.8 of this Agreement shall be Phoenix, Maricopa County, Arizona. Except for the provisions of Sections 12.3 and 12.8 of this Agreement, with respect to which Purchaser and its Affiliates expressly reserve the right to petition a court directly for injunctive and other relief, any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to the terms and conditions of this Agreement, including the implementation, applicability or interpretation thereof, shall be resolved in accordance with the dispute resolution procedures set forth in Appendix A attached hereto and made a part hereof. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         19.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current commercial arbitration rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

         19.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         19.4 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

         19.5 Further Actions. From time to time, at the request of any party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

         19.6 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         19.7 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         19.8 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

         19.9 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

         19.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         19.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         19.12 Press Releases. No press releases or other public announcement with respect to this Agreement or the transactions contemplated herein shall be made prior to the Closing Date without the joint approval of Purchaser and Sellers, except as required by law.

         19.13 Review of Counsel. Each party hereto acknowledges that it and its counsel have received, reviewed and been involved in the drafting of this Agreement and the agreements referenced herein to be executed at Closing and that normal rules of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply.




                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                                 PURCHASER:

                                 RUSH TRUCK CENTERS OF
                                 ARIZONA, INC.


                                 By:
                                      -------------------------------
                                 Name:
                                        -----------------------------
                                 Title:
                                         ----------------------------

                                 SELLERS:

                                 SOUTHWEST PETERBILT, INC.


                                 By:
                                      -------------------------------
                                 Name:
                                        -----------------------------
                                 Title:
                                         ----------------------------

                                 SOUTHWEST TRUCK CENTER, INC.
                                 d/b/a SOUTHWEST PETERBILT


                                 By:
                                      -------------------------------
                                 Name:
                                        -----------------------------
                                 Title:
                                         ----------------------------

                                 SHAREHOLDER:


                                 ------------------------------------
                                 Edward Donahue, Sr.

                                   APPENDIX A

                         DISPUTE RESOLUTION PROCEDURES

      Re: Asset Purchase Agreement dated September __, 1999 (including any amendments, the "Agreement"), by and among (i) Southwest Peterbilt, Inc., an Arizona corporation ("Southwest Peterbilt"); (ii) Southwest Truck Center, Inc., d/b/a Southwest Peterbilt, an Arizona corporation ("Southwest Truck Center") (Southwest Peterbilt and Southwest Truck Center, collectively referred to herein as "Seller") (iii) Edward Donahue, Sr., the owner of a portion of the capital stock of each Seller ("Shareholder"), and (iv) Rush Truck Centers of Arizona, Inc., a Delaware corporation ("Purchaser"). Unless otherwise defined in this Appendix A, terms defined in the Agreement and used herein shall have the meanings set forth therein.

      A. Related Parties. For purposes hereof, Seller and Shareholder shall be considered one party and Purchaser and Rush shall be considered one party.

      B. Negotiations. If any claim, dispute or controversy described in
Section 20.1 of the Agreement (collectively, the "Dispute") arises, either party may, by written notice to the party, have the Dispute referred to the persons designated below for attempted resolution by good faith negotiations within 45 days (5 days with respect to any dispute under Section 13.9 of the Agreement) after such written notice is received. Such designated persons are as follows:

         1. Purchaser and Rush. The Chairman of the Board and Chief Executive Officer of Rush or his designee; and

         2. Seller and Shareholder. Shareholder or his or her designee.

Any settlement reached by the parties under this Paragraph B shall not be binding until reduced to writing and signed by both parties. When reduced to writing, such settlement agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled. If the above-designated persons are unable to resolve such dispute within such 45-day period, either party may invoke the provisions of Paragraph C below.

      C. Arbitration. All Disputes shall be settled by negotiation among the parties as described in Paragraph A above or, if such negotiation is unsuccessful, by binding arbitration in accordance with procedures set forth in Paragraphs D and E below.

      D. Notice. Notice of demand for binding arbitration by one party shall be given in writing to the other party pursuant to notice provisions of the Agreement. In no event may a notice of demand of any kind be filed more than one (1) year after the date the Dispute is first asserted in writing to the other party pursuant to Paragraph B above, and if such demand is not timely filed, the Dispute referenced in the notice given pursuant to Paragraph B above shall be deemed released, waived, barred and unenforceable for all time, and barred as if by statute of limitations.


                                 Appendix A-1-

      N. Binding Arbitration. Upon filing of a notice of demand for binding arbitration by either party, arbitration shall be commenced and conducted as follows:

         1. Arbitrators. All Disputes and related matters in question shall be referred to and decided and settled by a panel of three arbitrators, one selected by Purchaser, one selected by Shareholder and the third selected by the two arbitrators so selected. Selection of the arbitrators to be selected by Purchaser and Shareholder shall be made within ten (10) business days after the date of giving of a notice of demand for arbitration, and the two arbitrators so appointed shall appoint the third within 10 business days following their appointment. No person who has a bias, or financial or personal interest in the result of the arbitration or any past or present relationship with the parties or their representatives shall serve as arbitrator

         2. Cost of Arbitration. The cost of arbitration proceedings, including without limitation the arbitrators' compensation and expenses, hearing room charges, court reporter transcript charges etc., shall be borne by the parties equally or otherwise as the arbitrators may determine. The arbitrators may award the prevailing party its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys' fees for instances of abuse in the discovery process.

         3. Location of Proceedings. The arbitration proceedings shall be held in Phoenix, Arizona, unless the parties agree otherwise.

         4. Pre-hearing Discovery. The parties shall have the right to conduct and enforce pre- hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations:

                  (a) Each party may serve no more than one set of interrogatories limited to 30 questions, including sub-parts;

                  (b) Each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus two fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of no more than 24 hours of deposition time of the other party's witnesses), provided however, that the arbitrators may provide for additional depositions upon showing of good cause; and

                  (c) Document discovery and other discovery shall be under the control of and enforceable by the arbitrators.

         5. Discovery disputes. All discovery disputes shall be decided by the arbitrators. The arbitrators are empowered;

                  (a) to issue subpoenas to compel pre-hearing document or deposition discovery;


                                 Appendix A-2-

                  (b) to enforce the discovery rights and obligations of the parties; and

                  (c) to otherwise control the scheduling and conduct of the proceedings.

Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

         6. Pre-hearing Conference. Within fifteen (15) days after selection of the third arbitrator, or as soon thereafter as is mutually convenient to the arbitrators, the arbitrators shall hold a pre- hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs and for the hearing, and to decide procedural matters and address all other questions that may be presented.

         7. Hearing Procedures. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

                  (a) Documents shall be self-authenticating, subject to valid objection by the opposing party;

                  (b) Expert reports, witness biographies, depositions and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

                  (c) Charts, graphs and summaries shall be utilized to present voluminous data, provided (i) that the underlying data is made available to the opposing party thirty (30) days prior to the hearing, and (ii) that the preparer of each chart, graph or summary is available for explanation and live cross-examination in person;

                  (d) The hearing should be held on consecutive business days without interruption to the maximum extent practicable; and

                  (e) The arbitrators shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.

         8. Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. ss. 1, et seq.)

         9. Consolidation. No arbitration shall include, by consolidation, joinder or in any other manner, any additional person not a party to the Agreement, except by written consent of both parties containing a specific reference to these provisions.


                                 Appendix A-3-

         10. Award. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitations, injunctive relief), but are not empowered to award exemplary, special or punitive damages. The award rendered by the arbitrators (a) shall be final, (b) shall not constitute a basis for collateral estoppel as to any issue and (c) shall not be subject to vacation or modification.

         11. Confidentiality. The parties hereto will maintain the substance of any proceedings hereunder in confidence and the arbitrators, prior to any proceedings hereunder, will sign an agreement whereby the arbitrators agree to keep the substance of any proceedings hereunder in confidence.


                                 Appendix A-4-